AGREEMENT AND PLAN OF MERGER

by and among

CROSSBOX, INC.,

FD ACQUISITION CORP.,

and

FLIKDATE, INC.

_____________________________

May 12, 2014

______________________________

-i-

(continued)

-ii-

(continued)

-iii-

(continued)

Page

EXHIBITS
EXHIBIT A	-	Definitions
EXHIBIT B	-	Form of Company Voting Agreement
EXHIBIT C	-	Form of Certificate of Merger
EXHIBIT D	-	Form of Stockholder Written Consent
EXHIBIT E	-	Persons to be Elected to Board of Directors

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AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER dated as of  May 12, 2014 (this “Agreement”), by and among Flikdate, Inc., a Delaware corporation (the “Company”), Crossbox, Inc., a Nevada corporation, formerly known as Go Green Directories, Inc. (“Crossbox”), and FD Acquisition Corp., Inc., a Delaware corporation and a wholly-owned subsidiary of Crossbox (“Merger Sub”).  Unless otherwise defined herein, all capitalized terms used herein shall have the respective meanings ascribed to such terms in Exhibit A.  All references herein to Exhibits, Schedules, Sections and Articles shall be deemed to refer to the respective exhibits and schedules to, and sections and articles of, this Agreement, unless otherwise specified.

RECITALS

A.            Crossbox, Merger Sub and the Company intend to effect a merger of the Merger Sub with and into the Company (the “Merger”) in accordance with this Agreement, §264 of the General Corporation Law of the State of Delaware (the “DGCL”).

B.            Upon consummation of the Merger, Merger Sub will cease to exist and the Company will become a wholly-owned subsidiary of Crossbox.

C.            It is intended that the Merger qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”).

D.            The respective boards of directors of Crossbox, Merger Sub and the Company have approved, adopted and declared advisable this Agreement and the Merger.

E.            Concurrently with the execution of this Agreement and as a condition and inducement to Crossbox’s and Merger Sub’s willingness to enter into this Agreement, certain stockholders of the Company and the Company have entered into a voting agreement in substantially the form attached hereto as Exhibit B (the “Company Voting Agreement”), which provides, among other things, that such stockholders shall vote in favor of the Merger.

F.             Each of Crossbox, Merger Sub and the Company intend that, immediately following the Effective Time, on a Fully Diluted Basis, (i) the holders of Crossbox securities immediately prior to the Effective Time will own, collectively, approximately twenty-eight (28.0%) percent of the outstanding shares of common stock, par value $0.001 per share, of Crossbox (“Crossbox Common Stock”) on a fully-diluted basis, and (ii) the owners of all of the issued and outstanding common stock of the Company, par value $0.001 per share  (the “Company Common Stock”) immediately prior to the Effective Time, which shall include, without limitation, the holders of Company Common Stock issued by the Company will own, collectively, not less than seventy two (72.0%) percent of the outstanding shares of Crossbox Common Stock, on a fully-diluted basis.

Accordingly, in consideration of the foregoing and the respective covenants, agreements and representations and warranties set forth herein, the parties to this Agreement, intending to be legally bound, hereby agree as follows:

ARTICLE I.
DESCRIPTION OF TRANSACTION

Section 1.1.           Merger of the Company with and into Merger Sub.  Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, Merger Sub shall be merged with and into the Company, and the separate existence of Merger Sub shall cease.  The Company will continue as the surviving corporation in the Merger (the “Surviving Corporation”).

Section 1.2.           Effect of the Merger. The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the DGCL.

Section 1.3.           Closing; Effective Time. Unless otherwise mutually agreed in writing between Crossbox and the Company, the consummation of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Hunter Taubman Weiss LLP, 575 Lexington Avenue, New York, New York, at 9:00 a.m. (Eastern Time) as promptly as practicable (and in any event within two Business Days) following the day on which the last to be satisfied or waived of the conditions set forth in Article V and Article VI shall be satisfied or waived in accordance with this Agreement (other than those conditions that by their terms are to be satisfied at the Closing, it being understood that the occurrence of the Closing shall remain subject to the satisfaction or waiver of such conditions at the Closing).  The date on which the Closing actually takes place is referred to in this Agreement as the “Closing Date.”  Contemporaneously with or as promptly as practicable after the Closing, a certificate of merger conforming to the requirements of the DGCL and substantially in the form of Exhibit B (the “Certificate of Merger”) shall be duly executed by the Company and (if required) Merger Sub and shall be filed with the Secretary of State of the State of Delaware.  The Merger shall become effective upon the date and time of the filing of the Certificate of Merger with the Secretary of State of the State of Delaware or such other date and time as Crossbox and the Company may mutually agree and include in the Certificate of Merger (the “Effective Time”).

Section 1.4.           Certificate of Incorporation and Bylaws; Directors and Officers.

(a)           At the Effective Time, the certificate of incorporation of the Company currently in effect shall be the certificate of the Surviving Corporation from and after the Effective Time, until thereafter changed or amended as provided therein or by applicable Law.

(b)           At the Effective Time, the Bylaws of the Company shall be the Bylaws of the Surviving Corporation from and after the Effective Time, until thereafter changed or amended as provided therein or by applicable Law.

(c)           From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable Law, (i) the directors of the Company immediately prior to the Effective Time shall be the directors of the Surviving Corporation and (ii) the officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation.

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Section 1.5.           Conversion of Company Common Stock.

(a)           At the Effective Time, by virtue of the Merger and without any further action on the part of Crossbox, Merger Sub, the Company or any stockholder of the Company:

(i)            each share of Company Common Stock, if any, then held by the Company (or held in the Company’s treasury) shall be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor;

(ii)           each share of common stock of Merger Sub, if any, then held by Crossbox, Merger Sub or any other wholly-owned Subsidiary of Crossbox shall be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor;

(iii)          all of the shares of Company Common Stock outstanding immediately prior to the Effective Time shall be converted into the right to receive the Merger Shares; being that number of shares of Crossbox Common Stock equal to 32,290,000 shares of Crossbox Common Stock or such other number of shares of Crossbox Common Stock as shall represent approximately seventy-two (72.0%) percent of the total number of shares of Crossbox Common Stock immediately following to the Effective Time that is and would be issued and outstanding, calculated on a Fully Diluted Basis,

(iv)          subject only to the provisions of Section 1.7(a), each share of Company Common Stock outstanding immediately prior to the Effective Time shall be converted into the right to receive that number of shares of Crossbox Common Stock equal to the Applicable Multiplier; and

(iv)          each share of the Company Common Stock outstanding immediately prior to the Effective Time shall be converted into one share of common stock of the Surviving Corporation and shall be owned by Crossbox; and

(v)           each share of Crossbox Common Stock and Crossbox’s preferred stock (“Crossbox Preferred Stock”) outstanding immediately prior to the Effective Time shall be unaffected as a result of the Merger and shall remain outstanding immediately after the Effective Time.

(b)           In the event that the Company changes the number of shares of Company Common Stock issued and outstanding prior to the Effective Time as a result of a reclassification, split (including a reverse split), dividend or distribution, recapitalization, merger, issuer tender or exchange offer or other similar transaction, the Applicable Multiplier shall be equitably adjusted to reflect such change and as so adjusted shall, from and after the date of such event, be the Applicable Multiplier.

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(c)           If any Company Common Stock outstanding immediately prior to the Effective Time are unvested or are subject to a repurchase option, risk of forfeiture or other condition under any applicable restricted securities purchase agreement or other agreement with the Company, then the shares of Crossbox Common Stock issued in exchange for such Company Common Stock will also be unvested and subject to the same repurchase option, risk of forfeiture or other condition, and the certificates representing such shares of Crossbox Common Stock shall accordingly be marked with appropriate legends.  The Company shall take all action that may be necessary to ensure that, from and after the Effective Time, Crossbox is entitled to exercise any such repurchase option or other right set forth in any such restricted securities purchase agreement or other agreement.

(d)           In the event the Company enters into one or more agreements with respect to issuances of Company Common Stock in connection with a bona fide, arm’s length financing transaction, in each case following the date of this Agreement and prior to the Effective Time, the Company Common Stock issued (or deemed issued) pursuant to such transaction shall be included from the calculation of Fully Diluted Basis of the Company; it being expressly understood and agreed that all holders of Company Common Stock as at the Effective Time of the Merger shall be entitled to receive Crossbox Common Stock that collectively shall represent seventy-three (72.0%) percent of the of the shares of Crossbox Common Stock that is or could be issued and outstanding immediately following the Effective Time, in each case, calculated on a Fully Diluted Basis.

Section 1.6.           Closing of the Company’s Transfer Books. At the Effective Time, holders of Company Common Stock that were outstanding immediately prior to the Effective Time shall cease to have any rights as stockholders of the Company, and the stock register of the Company shall be closed with respect to all Company Common Stock outstanding immediately prior to the Effective Time.  No further transfer of any such Company Common Stock shall be made on the Company’s books or records after the Effective Time.  If, after the Effective Time, evidence of a valid share of Company Common Stock is presented to the Surviving Corporation or Crossbox, such Company Common Stock shall be canceled and shall be exchanged as provided in Section 1.6.

Section 1.7.           Exchange of Instruments and Certificates.

(a)           At or prior to the Effective Time, Crossbox shall deposit with Crossbox’s transfer agent or another bank or trust company designated by Crossbox and reasonably acceptable to the Company (the “Exchange Agent”), for the benefit of the holders of Company Common Stock, certificates representing the shares of Crossbox Common Stock in exchange for outstanding Company Common Stock (the shares of Crossbox Common Stock, together with any dividends or distributions with respect thereto with a record date after the Effective Time, being hereinafter referred to as the “Exchange Property”).  As soon as practicable after the Effective Time, Crossbox shall cause the Exchange Agent to send to each registered holder of Company Common Stock a letter of transmittal (which shall be in customary form and contain such provisions as Crossbox may reasonably specify) and instructions for use in effecting the transfer of Company Common Stock in exchange for the Merger Shares.  Promptly after the Effective Time, the Exchange Agent shall deliver to the holder of such Company Common Stock a certificate representing that number of shares of Crossbox Common Stock that such holder has the right to receive pursuant to Section 1.5(a)(iii) and Section 1.5(a)(iv); provided that the certificates representing Crossbox Common Stock to be delivered to the holder of Company Common Stock shall represent only whole shares of Crossbox Common Stock.  In lieu of any fractional shares to which such holder would otherwise be entitled, after combining any fractional interests of such holder into as many whole shares as is possible, the holder of such Company Common Stock shall be paid in cash an amount equal to the dollar amount (rounded to the nearest whole cent) determined by multiplying Crossbox Average Trading Price by the fraction of a share of Crossbox Common Stock that would otherwise be deliverable to such holder.

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(b)           From and after the Effective Time, the Company Common Stock shall represent only the right to receive the Merger Shares in accordance with this Agreement.

(c)           Each of Crossbox, the Surviving Corporation and the Exchange Agent shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement such amounts as it reasonably determines that it is required to deduct or withhold therefrom under the Code or under any provision of state, local or foreign tax law and to collect Forms W-8 or W-9, as applicable, or similar information from the holders of Company Common Stock and any other recipients of payments hereunder.  To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

(d)           Any portion of the Exchange Property which remains undistributed to the holders of Company Common Stock for one (1) year after the Effective Time shall be delivered to Crossbox, upon demand, and any holder of Company Common Stock who has not previously complied with this Section 1.7 shall thereafter look only to Crossbox, as a general unsecured creditor, for payment of its claim for shares of Crossbox Common Stock, any cash in lieu of fractional shares of Crossbox Common Stock and any dividends or distributions with respect to shares of Crossbox Common Stock.

(e)           Neither Crossbox nor the Surviving Corporation shall be liable to any holder or former holder of capital stock of the Company for any shares of Crossbox Common Stock (or dividends or distributions with respect thereto), or for any cash amounts, delivered to any public official pursuant to any applicable abandoned property, escheat or similar law.  If any Company Common Stock shall not have been surrendered prior to one year after the Effective Time (or immediately prior to such earlier date on which any shares of Crossbox Common Stock and any cash payable to the holder of such Company Common Stock or any dividends or distributions payable to the holder of such Company Common Stock pursuant to this Section 1.7 would otherwise escheat to or become the property of any Governmental Body), any such shares of Crossbox Common Stock or cash, dividends or distributions in respect of such Company Common Stock, shall, to the extent permitted by applicable Law, become the property of Crossbox, free and clear of all claims or interest of any Person previously entitled thereto.

Section 1.8.           Further Action. If, at any time after the Effective Time, any further action is determined by Crossbox to be necessary or desirable to carry out the purposes of this Agreement and any agreement entered into in connection herewith or to vest the Surviving Corporation or Crossbox with full right, title and possession of and to all rights and property of Merger Sub and the Company, the officers and directors of the Surviving Corporation and Crossbox shall be fully authorized (in the name of Merger Sub, in the name of the Company and otherwise) to take such action.

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ARTICLE II.
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth on the Company Disclosure Schedule, the Company hereby represents and warrants to Crossbox and Merger Sub as of the date hereof and as of the Closing Date as follows:

Section 2.1.           Organization; Standing and Power; Subsidiaries.

(a)           The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware, has all requisite power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted, and is duly qualified to do business and is in good standing as a foreign entity in each jurisdiction listed in Section 2.1(a) of the Company Disclosure Schedule, which jurisdictions constitute as of the date hereof the only jurisdictions in which the character of the properties it owns, operates or leases or the nature of its activities makes such qualification necessary or advisable, except where the failure to be so qualified would not have a Company Material Adverse Effect.

(b)           The Company does not own, and has never owned, beneficially or otherwise, any shares or other securities of, or any direct or indirect equity or other financial interest in, any Entity.  The Company has not agreed and is not obligated to make any future investment in or capital contribution to any Entity.

Section 2.2.           Authority; Binding Nature of Agreement. The Company has the requisite right, power and authority to enter into and to perform its obligations under this Agreement and any Company Related Agreement to which it is a party, and the execution, delivery and performance by the Company of this Agreement and any Company Related Agreement to which it is a party have been duly authorized by all necessary action on the part of the Company (subject, in the case of the Merger, to the approval and adoption of this Agreement by the Required Company Stockholder Vote).  This Agreement and each Company Related Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to (a) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (b) rules of law governing specific performance, injunctive relief and other equitable remedies (clause (a) and (b) being referred to herein as the “Bankruptcy and Equity Exception”).  Upon the execution and delivery by or on behalf of the Company of each Company Related Agreement to which it is a party, such Company Related Agreement will constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the Bankruptcy and Equity Exception.

Section 2.3.           Absence of Restrictions and Conflicts; Required Consents.  Neither the execution, delivery or performance by the Company of this Agreement or any of the Company Related Agreements, nor the consummation of the Merger or any of the other transactions contemplated by this Agreement or any of the Company Related Agreements, will directly or indirectly (with or without the giving of notice or the lapse of time or both):

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(a)           contravene, conflict with or result in a violation of any provision of any Constituent Document of the Company;

(b)           contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the transactions contemplated by this Agreement or any of the Company Related Agreements or to exercise any remedy or obtain any relief under, any Law or any order, writ, injunction, judgment or decree to which the Company, or any of the assets owned, used or controlled by the Company, is subject, other than such contravention, conflict or violation which would not, individually or in the aggregate, have a Company Material Adverse Effect;

(c)           contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by the Company or that otherwise relates to the business of the Company or to any of the assets owned, used or controlled by the Company, other than such contravention, conflict or violation which would not, individually or in the aggregate, have a Company Material Adverse Effect; or

(d)           contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Company Contract, or give any Person the right to (i) declare a default or exercise any remedy under any such Company Contract or (ii) modify, terminate, or accelerate any right, liability or obligation of the Company under any such Company Contract, or charge any fee, penalty or similar payment to any member of the Company under any such Company Contract, other than such contravention, conflict or violation which would not, individually or in the aggregate, have a Company Material Adverse Effect.

Except as set forth in Section 2.3 of the Company Disclosure Schedule, no filing with, notice to or consent from any Person is required in connection with (i) the execution, delivery or performance of this Agreement or any of the Company Related Agreements or (ii) the consummation of the Merger or any of the other transactions contemplated by this Agreement or any of the Company Related Agreements, except for such filings, notices or consents, the failure to obtain, give or make which would not reasonably be expected to have a Company Material Adverse Effect.

Section 2.4.           Capitalization.

(a)           The Company is authorized to issue 20,000,000 shares of its Common Stock, $0.0001 par value per share.  Except for its outstanding shares of Common Stock, there are no outstanding options to purchase any Company Common Stock, and there are no warrants, appreciation rights or limited stock appreciation rights or other equity-related rights or awards outstanding, and no shares of Company Common Stock are held by the any Subsidiary or in treasury.  The Company has no outstanding bonds, debentures, notes or other obligations, instruments or securities entitling the holders thereof to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter.  All of the outstanding shares of Company Common Stock have been duly authorized and validly issued, and are fully paid and non-assessable.

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(b)           There is no (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any Company Common Stock or other securities of any member of the Company, (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any Company Common Stock or other securities of the Company, (iii) Contract under which any member of the Company is or may become obligated to sell or otherwise issue any Company Common Stock or any other securities of any member of the Company or (iv) condition or circumstance that may give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any Company Common Stock or other securities of the Company (clauses (i) through (iv) above, collectively “Company Rights”).  No member of the Company has issued any debt securities which grant the holder thereof any right to vote on, or veto, any actions by the Company.

(c)           Other than as set forth in this Section 2.4, there are no other outstanding grants of Company Common Stock or options to purchase Company Common Stock or other securities of the Company.

(d)           Except as set forth in (d) of the Company Disclosure Schedule, no member of the Company is a party to or bound by any, and to the Knowledge of the Company, there are no, agreements or understandings with respect to the voting (including voting trusts and proxies) or sale or transfer (including agreements imposing transfer restrictions) of any Company Common Stock or other equity interests of the Company.

Section 2.5.           Title to and Sufficiency of Assets.  The Company has good, valid, transferable and marketable title to, or valid leasehold interests in, all of its properties and assets, in each case free and clear of all Encumbrances, except for Permitted Encumbrances.

Section 2.6.           Properties.

(a)           The Company does not own, and has never owned, any real property. The Company is not obligated and does not have an option to acquire an ownership interest in any real property.

(b)           Section 2.6(b) of the Company Disclosure Schedule includes a true, correct and complete list of parcels of real property of which the Company is the lessee or sublessee (together with all fixtures and improvements thereon) and the leases under which such real property is leased, subleased or licensed, including all amendments or modifications to such leases. Section 2.6(b) of the Company Disclosure Schedule includes a true, correct and complete list of all subleases of real property under which any the Company is the sublessor, including all amendments or modifications to such subleases.  To the Knowledge of the Company, the Company not in violation of any zoning, building, safety or environmental ordinance, acquisition or requirement or Law applicable to the real property leased by it.

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Section 2.7.           Intellectual Property.  Section 2.7 of the Company Disclosure Schedule contains a true, correct and complete list of all Company Intellectual Property.  Except as set forth on Section 2.7 of the Company Disclosure Schedule, the Company owns the entire right, title and interest in and to all Company Property, free and clear of any Encumbrances, except for Permitted Encumbrances.  Each item that is indicated as registered on Section 2.7 of the Company Disclosure Schedule has been duly registered, filed with or issued by the appropriate authorities in the jurisdictions indicated on Section 2.7 of the Company Disclosure Schedule and, to the knowledge of the Company, all such registrations, filings and issuances remain in full force and effect.  None of the Company Intellectual Property is the subject of any pending, or to the Company’s knowledge, threatened opposition, interference, cancellation proceeding or other legal or governmental proceeding before a registration or issuing authority in any jurisdiction.  The conduct of the business of each the Company as presently conducted does not infringe, violate, or constitute misappropriation of any Company Intellectual Property of any other Person, nor has any member of the Company received notice to the contrary from any Person.  The Company owns or has the right to use through assignment, lease, license or other agreement all Company Intellectual Property necessary for the conduct of its business as presently conducted.  There are no pending, or to the Company’s knowledge, threatened claims by any Person for infringement of any Company Intellectual Property or unfair competition by the Company.  To the Company’s knowledge, no Person is infringing upon the Intellectual Property owned by, assigned to or subject to assignment of, any member of the Company, and the Company is not aware of any facts that would support such a claim.  The consummation of the transaction contemplated hereby will not result in the loss or impairment of any Company right to own or use any of the Company Intellectual Property necessary to the conduct of its business as presently conducted and as proposed to be conducted.

Section 2.8.           Contracts.

(a)           Section 2.8(a) of the Company Disclosure Schedule sets forth a true, correct and complete list of the following Contracts currently in force to which the Company is a party:

(i)            each Contract relating to the acquisition, transfer, use, development, sharing or license of any technology or any Intellectual Property, except for licenses to use shrink wrap or off the shelf software;

(ii)           all Contracts that (A) limit, or purport to limit, the ability of any member of the Company, or any of its respective officers, directors, employees, stockholders or other equity holders, agents or representatives (in their capacities as such), to compete in any line of business or with any Person or in any geographic area or during any period of time, (B) would by their terms purport to be binding upon or impose any obligation upon Crossbox or any of its Affiliates (other than the Surviving Corporation), (C) contain any so called “most favored nation” provisions or any similar provision requiring the Company to offer a third party terms or concessions (including levels of service or content offerings) at least as favorable as offered to one or more other parties or (D) provide for “exclusivity,” preferred treatment or any similar requirement or under which the Company is restricted, or which after the Closing would restrict Crossbox or any of its Affiliates, with respect to distribution, licensing, marketing, co-marketing or development;

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(iii)          each Contract creating or involving any sales agency relationship or distribution arrangement;

(iv)          bonds, debentures, notes, credit or loan agreements or loan commitments, mortgages or other similar Contracts relating to the borrowing of money or the deferred purchase price of property or binding upon any properties or assets (real, personal or mixed, tangible or intangible) of the Company;

(v)           each Contract relating to the creation of any Encumbrance with respect to any asset of the Company;

(vi)          each Contract involving or incorporating any guaranty, any pledge, any performance or completion bond, or any surety arrangement;

(vii)         each Contract creating or relating to any partnership or joint venture or any sharing of revenues, profits, losses, costs or liabilities, except for those Contracts identified elsewhere under this Section 2.8;

(viii)        each Contract constituting or relating to a Government Contract or Government Bid;

(ix)          each Contract providing for “earn outs,” “performance guarantees” or other similar contingent payments, by or to the Company, excluding indemnification agreements or indemnification provisions contained in Contracts to which the Company is a party;

(x)           Contracts for capital expenditures or the acquisition or construction of fixed assets requiring the payment by the Company of an amount in excess of $15,000;

(xi)          Contracts granting any Person an option or a right of first refusal, first-offer or similar preferential right to purchase or acquire any assets of the Company; and

(xii)         Contracts for the granting or receiving of a license, sublicense or franchise or under which any Person is obligated to pay or has the right to receive a royalty, license fee, franchise fee or similar payment.

(b)           To the Knowledge of the Company, each Company Contract is valid and in full force and effect, is enforceable by the Company in accordance with its terms, and after the Effective Time will continue to be legal, valid, binding and enforceable on identical terms. The consummation of the transactions contemplated by this Agreement shall not (either alone or upon the occurrence of additional acts or events) result in any payment or payments becoming due from the Company, the Surviving Corporation, Crossbox or any of its Affiliates to any Person or give any Person the right to terminate or alter the provisions of any Company Contract.

(c)           To the Knowledge of the Company, the Company has not violated or breached, or committed any default under, any Company Contract, and, to the Knowledge of the Company, no other Person has violated or breached, or committed any default under, any Company Contract, other than such violations, breach or default which would not, individually or in the aggregate, have a Company Material Adverse Effect.

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(d)           To the Knowledge of the Company, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to, (i) result in a violation or breach of any of the provisions of any Company Contract, (ii) give any Person the right to declare a default or exercise any remedy under any Company Contract, (iii) give any Person the right to accelerate the maturity or performance of any Company Contract or (iv) give any Person the right to cancel, terminate or modify any Company Contract, other than such violation, breach, default or other occurrence which would not, individually or in the aggregate, have a Company Material Adverse Effect.

(e)           The Company has not received any notice or other communication regarding any actual or possible violation or breach of, or default under, any Company Contract.

Section 2.9.           Compliance with Laws; Governmental Authorizations.

(a)                          Each member of the Company is, and has at all times been, in compliance in all material respects with all applicable Laws.  No member of the Company has received any notice or other communication from any Governmental Body regarding any actual or possible violation of, or failure to comply with, any Law.

(b)                         Section 2.9(b) of the Company Disclosure Schedule identifies each Governmental Authorization held by any member of the Company.  To the Knowledge of the Company, the Governmental Authorizations held by the Company are valid and in full force and effect. To the Knowledge of the Company, the Company is in compliance with the terms and requirements of the Governmental Authorizations held by the Company, other than such non-compliance which would not, individually or in the aggregate, have a Company Material Adverse Effect.  No member of the Company has received any notice or other communication from any Governmental Body regarding (i) any actual or possible violation of or failure to comply with any term or requirement of any Governmental Authorization or (ii) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization.

Section 2.10.         Tax Matters.

(a)                          All Tax Returns due to have been filed by the Company through the date hereof in accordance with all applicable Laws (pursuant to an extension of time or otherwise) have been duly filed and are true, correct and complete in all respects. All Taxes, deposits and other payments for which the Company has liability (whether or not shown on any Tax Return) has been paid in full or are accrued as liabilities for Taxes on the books and records of the Company, as applicable.

(b)          No claims have been asserted and no proposals or deficiencies for any Taxes of the Company are being asserted, proposed or, to the Knowledge of the Company, threatened, and no audit or investigation of any Tax Return of the Company is currently underway, pending or threatened.

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Section 2.11.         Environmental Matters.

(a)                           To the Knowledge of the Company, each member of the Comapny is in compliance in all material respects with all applicable Environmental Laws, which compliance includes the possession by the Company of all Governmental Authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof, other than such non-compliance which would not, individually or in the aggregate, have a Company Material Adverse Effect.

(b)                          The Company has not received any notice or other communication (in writing or otherwise) that alleges that any member of the Company is not in compliance with any Environmental Law, and, to the Knowledge of the Company, there are no circumstances that may prevent or interfere with the Company’s compliance with any Environmental Law in the future.

(c)                          To the Knowledge of the Company, no current or prior owner of any property leased or controlled by the Company has received any notice or other communication (in writing or otherwise) that alleges that such current or prior owner of the Company is not in compliance with any Environmental Law.

(d)                          No member of the Company has entered into or agreed to enter into, or has any present intent to enter into, any consent decree or order, and no member of the Company is subject to any judgment, decree or judicial or administrative order relating to compliance with, or the cleanup of Materials of Environmental Concern under, any applicable Environmental Law.

Section 2.12.         Company Financial Statements.

(a)                           On or before June 30, 2014, the Company will furnish to Crossbox the Company’s (i) audited balance sheet, income statement and statement of cash flows) as of and for the years ended December 31, 2012 and December 31, 2013, which will have been audited by an independing auditing from that is PCAOB qualified (collectively, the “Company Audited Financial Statements”), and (ii) unaudited balance sheet, income statement and statement of cash flows as of March 31, 2014 and March 31, 2013 and for the comparative three (3) month periods then ended (the “Company Unaudited Financial Statements and, together with the Company Audited Financial Statements, the “Company Financial Statements”).  The Company Financial Statements (i) will have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered (except for the omission of footnotes in the Company Unaudited Financial Statements and the absence of any year-end adjustments for periods ending other than at the end of a fiscal year), and (ii) fairly present, in all material respects, the consolidated financial position of the Company as of the respective dates thereof and the Company’s results of operations for the periods covered thereby.  Except as required by GAAP, the Company has not, between the last day of its most recently ended fiscal year and the date of this Agreement, made or adopted any material change in its accounting methods, practices or policies in effect on such last day of its most recently ended fiscal year.

(b)                          There are no liabilities or obligations of the Company of any kind whatsoever (absolute, accrued, contingent, determined, determinable or otherwise), and to the Knowledge of the Company, there is no existing condition, situation or set of circumstances that could reasonably be expected to result in such a liability or obligation, except such liabilities or obligations (i) that are fully reflected or provided for in the Company Financial Statements or the notes thereto or (ii) that have arisen in the ordinary course of business, consistent with past practice, since March 31, 2014 and of a type reflected or provided for in the Company Financial Statements, which in the aggregate are not in excess of $25,000.

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Section 2.13.         Legal Proceedings; Orders.

(a)                           There is no pending Legal Proceeding, and to the Knowledge of the Company, no Person has threatened to commence any Legal Proceeding: (i) that involves any the Company or any of the assets owned, used or controlled by the Company or any Person whose liability the Company has or may have retained or assumed, either contractually or by operation of law or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger or any of the other transactions contemplated by this Agreement or any of the Company Related Agreements.  Except as set forth in the Company Disclosure Statement, to the Knowledge of the Company, no event has occurred, and no claim, dispute or other condition or circumstance exists, that will, or that could reasonably be expected to, give rise to or serve as a basis for the commencement of any such Legal Proceeding, other than such condition or circumstance which would not, individually or in the aggregate, have a Company Material Adverse Effect.

(b)                          There is no order, writ, injunction, judgment or decree to which the Company, or any of the assets owned or used the Company, is subject.  To the Knowledge of the Company, no officer or other employee of the Company is subject to any order, writ, injunction, judgment or decree that prohibits such officer or other employee from engaging in or continuing any conduct, activity or practice relating to the business of the Company.

Section 2.14.         Licenses and Permits.  Section 2.14 of the Company Disclosure Schedule sets forth a complete and correct list of all licenses, concessions, permits, certificates of need, approvals and authorizations (collectively, “Permits”) from all Governmental Entities held by the Company.  Such Permits are sufficient to enable the Company to lawfully conduct their respective businesses as presently conducted and as proposed to be conducted in all respects.  No Permit listed, or required to be listed, on Section 2.14 of the Company Disclosure Schedule is subject to revocation, forfeiture or renegotiation by virtue of any existing circumstances affecting the Company or by virtue of the execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated hereby.  There is no Litigation pending or, to the knowledge of the Company, threatened to modify or revoke any Permit, and no Permit is subject to any outstanding order, decree, judgment, stipulation, or investigation that would be likely to affect such Permit or the rights of the Company thereunder.

Section 2.15.         No Affiliated Stockholder.  Section 203 of the DGCL will not apply to the Company with respect to this Agreement, the Merger and the other transactions contemplated hereby.

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Section 2.16.         Absence of Certain Changes.  Since January 1, 2012, the Company has conducted its business only in the ordinary course of such business consistent with past practices, and there has not occurred (i) any Company Material Adverse Effect; (ii) any declaration, setting aside or payment of any dividend or other distribution with respect to the Company Common Stock or any repurchase, redemption or any other acquisition by the Company of any outstanding Company Common Stock or other securities of, or other ownership interests in the Company; (iii) any change in accounting principles, practices or methods used by the Company; (iv) any entering into or amendment of any employment agreement with, or any increase in the rate or terms (including, without limitation, any acceleration of the right to receive payment) of compensation payable, or to become payable, by the Company to, its directors, officers or employees; (v) any entering into or amendment of any increase in the rate or terms (including, without limitation, any acceleration of the right to receive payment) of any bonus, insurance, pension or other employee benefit plan or arrangement covering any such directors, officers or employees; (vi) any revaluation by the Company of any of its assets; or (vii) any transaction or commitment made by the Company to buy or sell any assets or any shares of capital stock, or to otherwise acquire or sell any business in whole or in part (whether by merger, through a recapitalization or otherwise) that is or would be material to the Company’s business.

Section 2.17.         Finder’s Fee. Except as set forth on Schedule 2.17, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Merger or this Agreement or any of the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company, or officer, member, director or employee of the Company, or any Affiliate of the Company.

Section 2.18.         Certain Payments. To the Knowledge of the Company, no manager, officer, employee, agent or other Person associated with or acting for or on behalf of the Company, has at any time, directly or indirectly:

(a)           used any corporate funds (i) to make any unlawful political contribution or gift or for any other unlawful purpose relating to any political activity, (ii) to make any unlawful payment to any governmental official or employee or (iii) to establish or maintain any unlawful or unrecorded fund or account of any nature;

(b)           made any false or fictitious entry, or failed to make any entry that should have been made, in any of the books of account or other records of the Company;

(c)           made any payoff, influence payment, bribe, rebate, kickback or unlawful payment to any Person;

(d)           performed any favor or given any gift which was not deductible for federal income tax purposes;

(e)           made any payment (whether or not lawful) to any Person, or provided (whether lawfully or unlawfully) any favor or anything of value (whether in the form of property or services, or in any other form) to any Person, for the purpose of obtaining or paying for (i) favorable treatment in securing business or (ii) any other special concession; or

(f)            agreed, committed, offered or attempted to take any of the actions described in clauses (a) through (e) above.

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Section 2.19.         Company Action.

(a)           The board of directors of the Company (at a meeting duly called and held in accordance with the Company Constituent Documents) has unanimously (i) determined that this Agreement and the Merger are advisable, fair to, and in the best interests of the Company and its stockholders, (ii) duly and validly approved, adopted and declared advisable the Merger and this Agreement, and (iii) recommended the approval and adoption of this Agreement by the stockholders of the Company and directed that this Agreement be submitted to such stockholders for their approval and adoption, and none of the aforementioned actions of the board of directors of the Company have been amended, modified or rescinded.

(b)           The affirmative vote of the holders of a majority of the outstanding Company Common Stock, voting in favor of adopting this Agreement, is the only vote of the holders of any class or series of the Company’s securities necessary to approve or adopt this Agreement and consummate the Merger.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES OF CROSSBOX AND MERGER SUB

Except as set forth on Crossbox Disclosure Schedule, Crossbox and Merger Sub represent and warrant to the Company as of the date hereof and as of the Closing Date as follows:

Section 3.1.           Organization; Standing and Power; Subsidiaries.

(a)                           Crossbox is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Nevada, has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction listed in Section 3.1(a) of Crossbox Disclosure Schedule, which jurisdictions constitute as of the date hereof the only jurisdictions in which the character of the properties it owns, operates or leases or the nature of its activities makes such qualification necessary or advisable, except where the failure to be so qualified would not have a Crossbox Material Adverse Effect.   Notwithstanding the foregoing, the Company acknowledges and agrees that Crossbox may reincorporate under the laws of the State of Delaware on or following the Effective Date.

(b)                           Merger Sub is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware, has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction listed in (a) of Crossbox Disclosure Schedule, which jurisdictions constitute as of the date hereof the only jurisdictions in which the character of the properties it owns, operates or leases or the nature of its activities makes such qualification necessary or advisable, except where the failure to be so qualified would not have a Crossbox Material Adverse Effect.

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(c)                           Crossbox has no Subsidiaries except for Merger Sub. Except for Merger Sub, Crossbox does not own, and has never owned, beneficially or otherwise, any shares or other securities of, or any direct or indirect equity or other financial interest in, any Entity. Crossbox has not agreed and is not obligated to make any future investment in or capital contribution to any Entity. Crossbox has not guaranteed and is not responsible or liable for any obligation of any of the Entities in which it owns or has owned any equity or other financial interest. Neither Crossbox nor any of its stockholders has ever approved, or commenced any proceeding or made any election contemplating, the dissolution or liquidation of the business or affairs of Crossbox.

Section 3.2.           Authority; Binding Nature of Agreement. Crossbox and Merger Sub have the absolute and unrestricted right, power and authority to enter into and perform their obligations under this Agreement and under each Crossbox Related Agreement to which either of them is a party, and the execution, delivery and performance by Crossbox and Merger Sub of this Agreement and each Crossbox Related Agreement to which either of them is a party (including the contemplated issuance of Crossbox Common Stock in the Merger in accordance with this Agreement) have been duly authorized by all necessary corporate action on the part of Crossbox and Merger Sub (subject, in the case of the Merger, to the approval and adoption of this Agreement by Crossbox, as the holder of all of the outstanding shares of common stock of Merger Sub).  The board of directors of Merger Sub has unanimously approved this Agreement, declared it to be advisable, fair to, and in the best interests of Merger Sub and resolved to recommend to Crossbox, as the holder of all of the outstanding shares of common stock of Merger Sub, that it vote in favor of the adoption of this Agreement. No vote of Crossbox’s stockholders is needed to approve this Agreement or approve the Merger. This Agreement constitutes the legal, valid and binding obligation of Crossbox and Merger Sub, enforceable against Crossbox and Merger Sub in accordance with its terms, subject to the Bankruptcy and Equity Exception. Upon the execution and delivery by or on behalf of Crossbox or Merger Sub of each Crossbox Related Agreement to which it is a party, such Crossbox Related Agreement will constitute the legal, valid and binding obligation of Crossbox or Merger Sub, as applicable, enforceable against Crossbox or Merger Sub, as applicable, in accordance with its terms, subject to the Bankruptcy and Equity Exception.

Section 3.3.           Absence of Restrictions; Required Consents. Neither (1) the execution, delivery or performance by Crossbox or Merger Sub of this Agreement or any of Crossbox Related Agreements, nor (2) the consummation of the Merger or any of the other transactions contemplated by this Agreement or any of Crossbox Related Agreements, will directly or indirectly (with or without notice or lapse of time or both):

(a)                           contravene, conflict with or result in a violation of any of the provisions of Crossbox Constituent Documents or the Merger Sub Constituent Documents;

(b)                           contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the transactions contemplated by this Agreement or any of Crossbox Related Agreements or to exercise any remedy or obtain any relief under, any Law or any order, writ, injunction, judgment or decree to which Crossbox or Merger Sub, or any of the assets owned, used or controlled by Crossbox and Merger Sub, is subject, other than such contravention, conflict or violation which would not, individually or in the aggregate, have a Crossbox Material Adverse Effect;

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(c)                           contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by Crossbox or Merger Sub or that otherwise relates to the business of Crossbox or Merger Sub or to any of the assets owned, used or controlled by Crossbox or Merger Sub; or

(d)                           contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Crossbox Contract, or give any Person the right to (i) declare a default or exercise any remedy under any such Crossbox Contract or (ii) modify, terminate, or accelerate any right, liability or obligation of Crossbox or Merger Sub under any such Crossbox Contract, or charge any fee, penalty or similar payment to Crossbox or Merger Sub under any such Crossbox Contract, other than such contravention, conflict or violation which would not, individually or in the aggregate, have a Crossbox Material Adverse Effect.

No filing with, notice to or consent from any Person is required in connection with (i) the execution, delivery or performance of this Agreement or any of Crossbox Related Agreements or (ii) the consummation of the Merger or any of the other transactions contemplated by this Agreement or any of Crossbox Related Agreements, except for (1) Crossbox’s filing with the SEC of Current Reports on Form 8-K as required by the Exchange Act, and (2) such filings, notices or consents, the failure to obtain, give or make which would not reasonably be expected to have a Crossbox Material Adverse Effect.

Section 3.4.           Capitalization.

(a)                           The authorized capital stock of Crossbox consists of (i) Seventy Million (70,000,000) shares of Crossbox Common Stock, of which Twenty Five Million Seven Hundred and Sixty Thousand (25,760,000) shares are issued and are outstanding as of the date hereof, and (ii) Five Million (5,000,000) shares of Crossbox Preferred Stock, of which none have been issued and are outstanding as of the date hereof.  All of the outstanding shares of Crossbox Common Stock and Crossbox Preferred Stock have been duly authorized and validly issued (as set forth in this Section 3.4), and are fully paid and non-assessable.

(b)                           As at February 28, 2014, there were an aggregate of 18,000,000 shares of Crossbox Common Stock issued and outstanding. Immediately prior to the Effective Date of the Merger, and after giving effect to (i) the cancellation of 3,400,000 shares issued to Jeffrey Crawford and First Rate Boxing, (ii) the cancellation of 3,500,000 shares issued to Joe Lopez, and (iii) the return to Crossbox for cancellation of 2,300,000 of the 5,000,000 shares owned by David Walters and Peter Wells, it is anticipated that an aggregate 12,860,000 shares of Crossbox Common Stock will be issued and outstanding, including 100,000 shares retained by Jeffrey Crawford.  Of such shares to be outstanding the following shares of Crossbox Common Stock is and will be owned by the following groups of stockholders:

(i)                                            shares owned by David Walters and Peter Wells -2,700,000 shares of Crossbox Common Stock;

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(ii)                                            shares owned by prior investors and a finder who purchased such shares for an aggregate of approximately $1,000,000 (the “European Investors”) - 4,960,000 shares of Crossbox Common Stock; and

(iii)                                           shares owned by Persons that have been registered for sale under the Securities Act or are otherwise freely tradable (the “Public Shares”) - 5,100,000 shares of Crossbox Common Stock.

(c)                           There are not issued and outstanding as of the date hereof any convertible securities (notes or preferred stock) that are convertible into Crossbox Common Stock or any options and warrants that are exercisable for Crossbox Common Stock (collectively, “Crossbox Common Stock Equivalents”).

(d)                           There is no (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of capital stock or other securities of Crossbox, (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of capital stock or other securities of Crossbox, (iii) Contract under which Crossbox is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities of Crossbox or (iv) condition or circumstance that may give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of Crossbox (clauses (i) through (iv) above, collectively “Crossbox Rights”). Crossbox has not issued any debt securities which grant the holder thereof any right to vote on, or veto, any actions by Crossbox.

(e)                           Crossbox is not a party to or bound by any, and to the Knowledge of Crossbox, there are no, agreements or understandings with respect to the voting (including voting trusts and proxies) or sale or transfer (including agreements imposing transfer restrictions) of any shares of capital stock or other equity interests of Crossbox.  Except as set forth on Section 3.4(e) of Crossbox Disclosure Schedule, there are no agreements to which Crossbox is a party or by which it is bound with respect to the registration under the Securities Act of any securities of the Company.

Section 3.5.           Title to and Sufficiency of Assets.  Crossbox has good, valid, transferable and marketable title to, or valid leasehold interests in, all of its properties and assets, in each case free and clear of all Encumbrances, except for Permitted Encumbrances.

Section 3.6.           Properties.

(a)                           Crossbox does not own, and has never owned, any real property. Crossbox is not obligated and does not have an option to acquire an ownership interest in any real property.

(b)                           Section 3.6(b) of Crossbox Disclosure Schedule includes a true, correct and complete list of parcels of real property of which Crossbox is the lessee or sublessee (together with all fixtures and improvements thereon) and the leases under which such real property is leased, subleased or licensed, including all amendments or modifications to such leases. Crossbox is not a party to any lease, sublease, license, assignment or similar arrangement under which it is a lessor, sublessor, licensor or assignor of, or otherwise makes available for use by any third party of, any portion of the real property leased by it, and to the Knowledge of Crossbox, Crossbox is not in violation of any zoning, building, safety or environmental ordinance, acquisition or requirement or Law applicable to the real property leased by it.

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Section 3.7.           Intellectual Property.  Crossbox neither owns nor licenses any Intellectual Property.

Section 3.8.           Contracts.

(a)                           Section 3.8(a) of Crossbox Disclosure Schedule sets forth a true, correct and complete list of each Contract currently in force to which Crossbox is a party or under which Crossbox has continuing liabilities and/or obligations.

(b)                           Crossbox has made available to the Company true, correct and complete copies of all written Crossbox Contracts.  Section 3.8(b) of Crossbox Disclosure Schedule provides a true, correct and complete description of the terms of each Crossbox Contract that is not in written form. To the Knowledge of Crossbox, each Crossbox Contract is valid and in full force and effect, is enforceable by Crossbox in accordance with its terms, and after the Effective Time will continue to be legal, valid, binding and enforceable on identical terms.  The consummation of the transactions contemplated by this Agreement shall not (either alone or upon the occurrence of additional acts or events) result in any payment or payments becoming due from the Company, the Surviving Corporation, Crossbox or any of its Affiliates to any Person or give any Person the right to terminate or alter the provisions of any Crossbox Contract.

(c)                           Crossbox has not violated or breached, or committed any default under, any Crossbox Contract, and, to the Knowledge of Crossbox, no other Person has violated or breached, or committed any default under, any Crossbox Contract.

(d)                           No event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to, (i) result in a violation or breach of any of the provisions of any Crossbox Contract, (ii) give any Person the right to declare a default or exercise any remedy under any Crossbox Contract, (iii) give any Person the right to accelerate the maturity or performance of any Crossbox Contract or (iv) give any Person the right to cancel, terminate or modify any Crossbox Contract.

(e)                           Crossbox has not received any notice or other communication regarding any actual or possible violation or breach of, or default under, any Crossbox Contract.

(f)                            Crossbox has not waived any of its rights under any Crossbox Contract.

Section 3.9.           Compliance with Laws; Governmental Authorizations.

(a)                           Crossbox is, and has at all times been, in compliance with all applicable Laws. Crossbox has not received any notice or other communication from any Governmental Body regarding any actual or possible violation of, or failure to comply with, any Law.

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(b)                           Section 3.9(b) of Crossbox Disclosure Schedule identifies each Governmental Authorization held by Crossbox, and Crossbox has made available to the Company true, correct and complete copies of all such Governmental Authorizations. The Governmental Authorizations held by Crossbox are valid and in full force and effect, and collectively constitute all Governmental Authorizations necessary to enable Crossbox to conduct its business in the manner in which its business is currently being conducted and as presently planned to be conducted. Crossbox is in compliance with the terms and requirements of the Governmental Authorizations held by Crossbox. Crossbox has not received any notice or other communication from any Governmental Body regarding (i) any actual or possible violation of or failure to comply with any term or requirement of any Governmental Authorization or (ii) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization.

Section 3.10.         Tax Matters.

(a)                           All Tax Returns due to have been filed by Crossbox through the date hereof in accordance with all applicable Laws (pursuant to an extension of time or otherwise) have been duly filed and are true, correct and complete in all respects. All Taxes, deposits and other payments for which Crossbox has liability (whether or not shown on any Tax Return) have been paid in full or are accrued as liabilities for Taxes on the books and records of Crossbox, as applicable.

(b)                           No claims have been asserted and no proposals or deficiencies for any Taxes of Crossbox are being asserted, proposed or, to the Knowledge of Crossbox, threatened, and no audit or investigation of any Tax Return of Crossbox is currently underway, pending or threatened.

Section 3.11.         Environmental Matters.

(a)                           Crossbox is in compliance in all material respects with all applicable Environmental Laws, which compliance includes the possession by Crossbox of all Governmental Authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof.

(b)                           Crossbox has not received any notice or other communication (in writing or otherwise) that alleges that Crossbox is not in compliance with any Environmental Law, and, to the Knowledge of Crossbox, there are no circumstances that may prevent or interfere with Crossbox’s compliance with any Environmental Law in the future.

(c)                           To the Knowledge of Crossbox, no current or prior owner of any property leased or controlled by Crossbox has received any notice or other communication (in writing or otherwise) that alleges that such current or prior owner or Crossbox is not in compliance with any Environmental Law.

(d)                           Crossbox has not entered into or agreed to enter into, or has any present intent to enter into, any consent decree or order, and Crossbox is not subject to any judgment, decree or judicial or administrative order relating to compliance with, or the cleanup of Materials of Environmental Concern under, any applicable Environmental Law.

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Section 3.12.         Crossbox SEC Filings.

(a)                           Crossbox has filed with the SEC all required reports and filings (the “Crossbox SEC Documents”).  As of the time of filing with the SEC (or, if amended or superseded by a filing prior to the date hereof, then on the date of such filing), (i) each of Crossbox SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be), and (ii) none of Crossbox SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  As of the date of this Agreement, there are no outstanding or unresolved comments received from the SEC staff with respect to Crossbox SEC Documents.  To Crossbox’s Knowledge, none of Crossbox SEC Documents is the subject of ongoing SEC review or investigation.

(b)                           Crossbox has established and maintains disclosure controls and procedures (as defined in Rule 13a-15 under the Exchange Act). Such disclosure controls and procedures are designed to ensure that all material information required to be disclosed by Crossbox in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC (and such disclosure controls and procedures are effective) and all such material information is, in all material respects, made known to Crossbox’s principal executive officer and principal financial officer.

(c)                           Each of the principal executive officer of Crossbox and the principal financial officer of Crossbox (or each former principal executive officer of Crossbox and each former principal financial officer of Crossbox, as applicable) has made all certifications required by Rule 13a-14 or 15d-14 under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act, in each case, with respect to Crossbox SEC Documents, and the statements contained in such certifications were complete, correct and accurate on the date such certifications were made. For purposes of this section, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act.

Section 3.13.         Crossbox Financial Statements.

(a)                           The consolidated financial statements contained in Crossbox SEC Documents (the “Crossbox Financial Statements”): (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered, except as may be indicated in the notes to such consolidated financial statements and (in the case of unaudited statements) as permitted by Form 10-Q of the SEC, and except that unaudited financial statements may not contain footnotes and are subject to year-end audit adjustments; and (iii) fairly present, in all material respects, the consolidated financial position of Crossbox as of the respective dates thereof and the consolidated results of operations of Crossbox for the periods covered thereby.  Except as required by GAAP, Crossbox has not, between the last day of its most recently ended fiscal year and the date of this Agreement, made or adopted any material change in its accounting methods, practices or policies in effect on such last day of its most recently ended fiscal year. Crossbox has not had any material dispute with any of its auditors regarding accounting matters or policies during any of its past [three] (3) full fiscal years or during the current fiscal year that is currently outstanding or that resulted (or would reasonably be expected to result) in an adjustment to, or any restatement of, Crossbox Financial Statements.  No current or former independent auditor for Crossbox has resigned or been dismissed from such capacity as a result of or in connection with any disagreement with Crossbox on a matter of accounting practices.

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(b)                           There are no known liabilities or obligations of Crossbox of any kind whatsoever (absolute, accrued, contingent, determined, determinable or otherwise), and there is no existing condition, situation or set of circumstances that could reasonably be expected to result in such a liability or obligation, except such liabilities or obligations (i) that are fully reflected or provided for in Crossbox Financial Statements or the notes thereto or (ii) that have arisen in the ordinary course of business, consistent with past practice, since December 31, 2012 and of a type reflected or provided for in Crossbox Financial Statements, which in the aggregate are not in excess of $10,000.

Section 3.14.         Valid Issuance.

(a)                           The Merger Shares will, when issued in accordance with the provisions of this Agreement, be validly issued, fully paid and nonassessable.

(b)                           Crossbox owns, directly or indirectly, all of the issued and outstanding shares of Merger Sub, and all such shares have been duly authorized and issued as fully paid and nonassessable shares.

Section 3.15.         Legal Proceedings; Orders.

(a)                           There is no pending Legal Proceeding, and to the Knowledge of Crossbox, no Person has threatened to commence any Legal Proceeding: (i) that involves Crossbox or any of the assets owned, used or controlled by Crossbox or any Person whose liability Crossbox has or may have retained or assumed, either contractually or by operation of law or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger or any of the other transactions contemplated by this Agreement or any of Crossbox Related Agreements. No event has occurred, and no claim, dispute or other condition or circumstance exists, that will, or that could reasonably be expected to, give rise to or serve as a basis for the commencement of any such Legal Proceeding.

(b)                           There is no order, writ, injunction, judgment or decree to which Crossbox, or any of the assets owned or used by Crossbox, is subject. To the Knowledge of Crossbox, no officer or other employee of Crossbox is subject to any order, writ, injunction, judgment or decree that prohibits such officer or other employee from engaging in or continuing any conduct, activity or practice relating to the business of Crossbox.

Section 3.16.         Absence of Certain Changes.  Crossbox has conducted its business only in the ordinary course of such business consistent with past practices, and there has not occurred (i) any Crossbox Material Adverse Effect; (ii) any declaration, setting aside or payment of any dividend or other distribution with respect to the capital stock of Crossbox or any repurchase, redemption or any other acquisition by Crossbox of any outstanding shares of capital stock or other securities of, or other ownership interests in, Crossbox; (iii) any change in accounting principles, practices or methods used by Crossbox or any of its Subsidiaries; (iv) any entering into or amendment of any employment agreement with, or any increase in the rate or terms (including, without limitation, any acceleration of the right to receive payment) of compensation payable, or to become payable, by Crossbox to, its directors, officers or employees; (v) any entering into or amendment of any increase in the rate or terms (including, without limitation, any acceleration of the right to receive payment) of any bonus, insurance, pension or other employee benefit plan or arrangement covering any such directors, officers or employees; (vi) any revaluation by Crossbox of any of its assets; or (vii) any transaction or commitment made by Crossbox to buy or sell any assets or any shares of capital stock, or to otherwise acquire or sell any business in whole or in part (whether by merger, through a recapitalization or otherwise) that is or would be material to Crossbox’s business.

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Section 3.17.         Finder’s Fee. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Merger or this Agreement or any of the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of Crossbox, Merger Sub, or an officer, member, director or employee of Crossbox or Merger Sub, or any Affiliate of Crossbox or Merger Sub.

Section 3.18.         Certain Payments. None of Crossbox, Merger Sub, or, to the Knowledge of Crossbox, any manager, officer, employee, agent or other Person associated with or acting for or on behalf of Crossbox or Merger Sub, has at any time, directly or indirectly:

(a)           used any corporate funds (i) to make any unlawful political contribution or gift or for any other unlawful purpose relating to any political activity, (ii) to make any unlawful payment to any governmental official or employee or (iii) to establish or maintain any unlawful or unrecorded fund or account of any nature;

(b)           made any false or fictitious entry, or failed to make any entry that should have been made, in any of the books of account or other records of Crossbox or Merger Sub;

(c)           made any payoff, influence payment, bribe, rebate, kickback or unlawful payment to any Person;

(d)           performed any favor or given any gift which was not deductible for federal income tax purposes;

(e)           made any payment (whether or not lawful) to any Person, or provided (whether lawfully or unlawfully) any favor or anything of value (whether in the form of property or services, or in any other form) to any Person, for the purpose of obtaining or paying for (i) favorable treatment in securing business or (ii) any other special concession; or

(f)            agreed, committed, offered or attempted to take any of the actions described in clauses (a) through (e) above.

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ARTICLE IV.
CERTAIN COVENANTS AND AGREEMENTS

Section 4.1.           Access and Investigation.

(a)           During the period from the date hereof to the Effective Time (the “Pre-Closing Period”), the Company shall (i) provide Crossbox and Crossbox’s Representatives with reasonable access to the Company’s Representatives, personnel, properties and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to the Company, and (ii) provide Crossbox and Crossbox’s Representatives with copies of such books, records, Tax Returns, work papers and other documents and information and such additional financial, operating and other data and information regarding the Company as Crossbox may reasonably request.

(b)           During the Pre-Closing Period, Crossbox and Merger Sub shall (i) provide the Company and the Company’s Representatives with reasonable access to Crossbox’s and Merger Sub’s Representatives, personnel, properties and assets and to all existing books, records Tax Returns, work papers and other documents and information relating to Crossbox and Merger Sub, and (ii) provide the Company and the Company’s Representatives with copies of such books, records, Tax Returns, work papers and other documents and information and such additional financial, operating and other data and information regarding Crossbox and Merger Sub as the Company may reasonably request.

Section 4.2.           Operation of the Company’s Business.

(a)           During the Pre-Closing Period, the Company shall ensure that the Company and any Subsidiary each conducts its business and operations (i) in the ordinary course and in accordance with past practice, and (ii) in compliance with all applicable Laws and the requirements of all Contracts and Governmental Authorizations held by the Company.

(b)           During the Pre-Closing Period, neither the Company nor any Subsidiary shall:

(i)            (A) declare, accrue, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any of its capital stock or other equity or voting interests, (B) authorize for issuance or issue and deliver any additional shares of its capital stock or rights to acquire Company Common Stock, (C) split, combine or reclassify any of its capital stock or other equity or voting interests, or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or other equity or voting interests, (D) purchase, redeem or otherwise acquire any shares of capital stock or any other securities of the Company or (E) take any action that would result in any change of any term (including any conversion price thereof) of any debt security of the Company;

(ii)           amend or permit the adoption of any amendment to its organizational documents, or effect, become a party to or authorize any Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

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(iii)          make any capital expenditure outside the ordinary course of business or make any single capital expenditure in excess of $10,000; provided that the maximum amount of all capital expenditures made on behalf of the Company and any Subsidiary during the Pre-Closing Period shall not exceed $25,000 in the aggregate;

(iv)          repurchase, prepay or incur any indebtedness or guarantee any indebtedness of another Person, guarantee any debt securities of another Person, enter into any “keep well” or other agreement to maintain any financial statement condition of another Person or enter into any arrangement having the economic effect of any of the foregoing;

(v)           grant, create, incur or suffer to exist any Encumbrance on the assets of the Company that did not exist on the date hereof or write down the value of any asset or investment on the books or records of the Company, except for depreciation and amortization in the ordinary course of business and consistent with past practice;

(vi)          make any loans, advances or capital contributions to, or investments in, any other Person;

(vii)         increase in any manner the compensation or benefits of, or pay any bonus to, any employee, officer, director or independent contractor of the Company, except as required by applicable Laws;

(viii)        hire any new employee or engage any independent contractor whose relationship may not be terminated by the Company on thirty (30) days’ notice or less;

(ix)          except as required by GAAP or applicable Laws, change its fiscal year, revalue any of its material assets or make any changes in financial or tax accounting methods, principles or practices;

(x)           settle or compromise any Legal Proceedings related to or in connection with the Company’s business;

(xi)          (A) dispose of or permit to lapse any ownership and/or right to the use of, or fail to protect, defend and maintain the ownership, validity and registration of, the Company Intellectual Property or (B) dispose of or disclose to any Person, any of the Company’s Confidential Information;

(xii)         take or omit to take any action that could, or is reasonably likely to, (A) result in any of its representations and warranties set forth in this Agreement or any certificate delivered in connection with the Closing being or becoming untrue in any material respect at any time at or prior to the Effective Time, (B) result in any of the conditions to the consummation of the Merger set forth in ARTICLE V and Article VI hereof not being satisfied or (C) breach any provisions of this Agreement;

(xiii)        authorize, agree, commit or enter into any Contract to take any of the actions described in clauses (i) through (xii) of this Section 4.2(b).

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Section 4.3.           Operation of Crossbox’s and Merger Sub’s Businesses.

(a)           During the Pre-Closing Period, Crossbox shall (i) ensure that each of Crossbox and Merger Sub conducts its respective business and operations (A) in the ordinary course and in accordance with past practice, and (B) in compliance with all applicable Laws and the requirements of all Contracts and Governmental Authorizations held by Crossbox.

(b)           During the Pre-Closing Period, Crossbox shall ensure that each of Crossbox and Merger Sub does not (without the prior written consent of the Company):

(i)            Except for the issuances of Crossbox Common Stock described on (i) of Crossbox Disclosure Schedule or as contemplated by this Agreement (the “Permitted Issuances”), (A) declare, accrue, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any of its capital stock or other equity or voting interests, (B) authorize for issuance or issue and deliver any additional shares of its capital stock or Crossbox Rights (except that Crossbox shall be permitted to issue Crossbox Common Stock upon the valid exercise of Crossbox Options outstanding as of the date hereof and set forth in Crossbox Disclosure Schedule), (C) split, combine or reclassify any of its capital stock or other equity or voting interests, or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or other equity or voting interests [(except that Crossbox shall be permitted to file Crossbox Articles of Amendment)], (D) purchase, redeem or otherwise acquire any shares of capital stock or any other securities of Crossbox or Merger Sub or any Crossbox Rights (including any Crossbox Options or shares of restricted stock except pursuant to forfeiture conditions of such restricted stock) or (E) take any action that would result in any change of any term (including any conversion price thereof) of any debt security of Crossbox;

(ii)           amend or permit the adoption of any amendment to Crossbox Constituent Documents, or effect, become a party to or authorize any Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

(iii)          make any capital expenditure outside the ordinary course of business or make any single capital expenditure in excess of $10,000; provided that the maximum amount of all capital expenditures made on behalf of Crossbox, taken as a whole, during the Pre-Closing Period shall not exceed $25,000 in the aggregate;

(iv)          repurchase, prepay or incur any indebtedness or guarantee any indebtedness of another Person, guarantee any debt securities of another Person, enter into any “keep well” or other agreement to maintain any financial statement condition of another Person or enter into any arrangement having the economic effect of any of the foregoing;

(v)           grant, create, incur or suffer to exist any Encumbrance on the assets of Crossbox or Merger Sub that did not exist on the date hereof or write down the value of any asset or investment on the books or records of Crossbox or Merger Sub, except for depreciation and amortization in the ordinary course of business and consistent with past practice;

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(vi)          make any loans, advances or capital contributions to, or investments in, any other Person;

(vii)         increase in any manner the compensation or benefits of, or pay any bonus to, any employee, officer, director or independent contractor of Crossbox or Merger Sub, except as required by applicable Laws;

(viii)        hire any new employee or engage any independent contractor whose relationship may not be terminated by Crossbox or Merger Sub on thirty (30) days’ notice or less;

(ix)          except as required by GAAP or applicable Laws, change its fiscal year, revalue any of its material assets or make any changes in financial or tax accounting methods, principles or practices;

(x)           settle or compromise any Legal Proceedings related to or in connection with Crossbox’s or Merger Sub’s business;

(xi)          take or omit to take any action that could, or is reasonably likely to, (A) result in any of its representations and warranties set forth in this Agreement or any certificate delivered in connection with the Closing being or becoming untrue in any material respect at any time at or prior to the Effective Time, (B) result in any of the conditions to the consummation of the Merger set forth in ARTICLE V and Article VI hereof not being satisfied or (C) breach any provisions of this Agreement;

(xii)         authorize, agree, commit or enter into any Contract to take any of the actions described in clauses (i) through (xi) of this Section 4.3(b).

Section 4.4.           Notification.

(a)           During the Pre-Closing Period, the Company shall promptly notify Crossbox in writing of:

(i)            the discovery by the Company of any event, condition, fact or circumstance that occurred or existed on or prior to the date hereof and that caused or constitutes an inaccuracy in or breach of any representation or warranty made by the Company in this Agreement;

(ii)           any event, condition, fact or circumstance that occurs, arises or exists after the date hereof and that would cause or constitute an inaccuracy in or breach of any representation or warranty made by the Company in this Agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date hereof;

(iii)          any breach of any covenant or obligation of the Company under this Agreement;

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(iv)          any event, condition, fact or circumstance that has made or could reasonably be expected to make the timely satisfaction of any condition set forth in Article V or Article VI impossible or unlikely or that has had or could reasonably be expected to have a Company Material Adverse Effect; and

(v)           (A) any notice or other communication from any Person alleging that the consent or approval of such Person is or may be required in connection with the transactions contemplated by this Agreement; and (B) any Legal Proceeding or material claim threatened, commenced or asserted against or with respect to the Company or the transactions contemplated by this Agreement.

No notification given to Crossbox pursuant to this paragraph Section 4.3(a) shall limit or otherwise affect any of the representations, warranties, covenants or obligations of the Company, or any of the rights of Crossbox, contained in this Agreement.

(b)           During the Pre-Closing Period, Crossbox shall promptly notify the Company in writing of:

(i)            the discovery by Crossbox or Merger Sub of any event, condition, fact or circumstance that occurred or existed on or prior to the date hereof and that caused or constitutes an inaccuracy in or breach of any representation or warranty made by Crossbox or Merger Sub in this Agreement;

(ii)           any event, condition, fact or circumstance that occurs, arises or exists after the date hereof and that would cause or constitute an inaccuracy in or breach of any representation or warranty made by Crossbox or Merger Sub in this Agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date hereof;

(iii)          any breach of any covenant or obligation of Crossbox or Merger Sub under this Agreement;

(iv)          any event, condition, fact or circumstance that has made or could reasonably be expected to make the timely satisfaction of any condition set forth in Article V or Article VI impossible or unlikely or that has had or could reasonably be expected to have a Crossbox Material Adverse Effect; and

(v)           (A) any notice or other communication from any Person alleging that the consent or approval of such Person is or may be required in connection with the transactions contemplated by this Agreement; and (B) any Legal Proceeding or material claim threatened, commenced or asserted against or with respect to Crossbox or Merger Sub or the transactions contemplated by this Agreement.

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No notification given to the Company pursuant to this (b) shall limit or otherwise affect any of the representations, warranties, covenants or obligations of Crossbox or Merger Sub, or any of the rights of the Company, contained in this Agreement.

Section 4.5            Delivery of Company Financial Statements. Not later than 10 days prior to the Closing Date, the Company shall deliver to Crossbox and its auditors the Audited Company Financial Statements and Unaudited Company Financial Statements required to be included in a Form 8-K Interim Report to be filed by Crossbox with the SEC within four Business Days of consummation of the Merger.

Section 4.6            Private Placement. Each of the Company and Crossbox shall take all necessary action on its part such that the issuance of shares of Crossbox Common Stock to the Company stockholders as Merger Shares constitutes a valid “private placement” under the Securities Act. Without limiting the generality of the foregoing, the Company shall (1) provide each Company stockholder with a stockholder qualification questionnaire substantially in the form of Exhibit C (each, a “Company Stockholder Questionnaire”) whereby each Company stockholder shall be requested to represent that (i) such stockholder is acquiring the Merger Shares for his, her or its sole account, for investment and not with a view to the resale or distribution thereof and (ii) that stockholder is an “accredited investor” as defined in Regulation D of the Securities Act.

Section 4.7            Board of Directors.        As at the Effective Time, all of the members of the board of directors of Crossbox shall resign and four (4) individuals designated by the Company (the “Company Designees”) and one (1) individual designated by Crossbox (the “Crossbox Designee”) shall become a member of the board of directors of each of Crossbox and the Company (each the “Board of Directors”).  The members of the Board of Directors shall serve until the next annual meeting of stockholders of Crossbox and their replacements, if any, are duly qualified and take office.  The four initial Company Designees shall be Arben Kryeziu, Nick Nicanic and two other individuals designated by the Company.  The Crossbox Designee shall be acceptable to Arben Kryeziu.   Between any meeting of stockholders of Crossbox called to elect members of the Board of Directors, if any Company Designee or the Crossbox Designee shall resign or otherwise be unable to serve as a member of the Board of Directors, his replacement shall be selected by a majority of the members of the Board of Directors..

Section 4.8            Blue Sky Filings. Prior to the Effective Time, Crossbox shall make all required filings with state regulatory authorities, and shall ensure that Crossbox Common Stock to be issued in the Merger will be qualified under the securities or “blue sky” law of every jurisdiction of the United States in which any registered stockholder of the Company has an address of record on the record date for determining the stockholders entitled to notice of and to vote on the Merger (other than qualifying to do business in a State in which it is not now qualified).

Section 4.9            Crossbox Articles of Amendment.        Promptly following the Effective Time of the Merger, and subject to obtaining the requisite stockholder approvals in compliance with the provisions of the Securities Exchange Act of 1934, as amended, and other applicable Law, Crossbox shall file a with the Secretary of State of the State of Nevada, a certificate of amendment to its Articles of Incorporation in substantially the form attached hereto as ?Exhibit E (the “Crossbox Articles of Amendment”), in order to:

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 (a)          authorize for issuance (i) Two Hundred and Fifty Million (250,000,000) shares of Crossbox Common Stock and (ii) Twenty Five Million (25,000,000) shares of “blank-check” preferred stock of Crossbox; and

(b)           change the corporate name of Crossbox to “Flikdate, Inc., or such other name as the Board of Directors shall determine.

Section 4.10          Crossbox SEC Documents; Crossbox.  Crossbox shall prepare and file all Crossbox SEC Documents with the SEC on a timely basis and in full compliance with all SEC rules and regulations. In the event that the SEC issues any comments regarding a Crossbox SEC Document, then Crossbox shall use its best efforts to address and respond to such comments in a complete manner as soon as reasonably practicable.

Section 4.11          Crossbox Stockholder Approval.  Immediately following the execution of this Agreement, Crossbox shall solicit and obtain duly executed written consents of Persons owning of record and beneficially a majority of the outstanding shares of Crossbox Common Stock (collectively, the “Crossbox Majority Stockholders”), pursuant to which such Crossbox Majority Stockholders shall irrevocably (i) consent to the Merger contemplated by this Agreement, and (ii) covenant and agree to vote all shares of Crossbox Common Stock owned by them at any regular and special meeting of stockholders of Crossbox or in connection with any stockholders consent IN FAVOR of  (A) the Merger, (B) the Crossbox Articles of Amendment, and (C) the Incentive Stock Option Plan referred to in Section 4.14 below; all in the form annexed hereto as Exhibit D and made a part hereof (the “Crossbox Stockholder Written Consent”).   Crossbox shall provide to the Company a copy of each Crossbox Stockholder Written Consent immediately following the execution and delivery thereof.  Crossbox shall ensure that Crossbox Stockholder Written Consent are obtained in compliance with, and are valid and effective under, Crossbox’s Articles of Incorporation and By-Laws and under applicable Nevada corporate law, and federal and state securities laws.

Section 4.12          Public Announcements.   During the Pre-Closing Period, (a) the Company shall not (and the Company shall not permit any of its Representatives to) issue any press release or make any public statement regarding this Agreement, or regarding any of the transactions contemplated by this Agreement, without Crossbox’s prior written consent and (b) Crossbox shall not (and Crossbox shall not permit any of its Representatives to) issue any press release or make any public statement regarding this Agreement, or regarding any of the transactions contemplated by this Agreement, without the Company’s prior written consent; provided that nothing herein shall be deemed to prohibit Crossbox from making any public disclosure that Crossbox, upon advice of legal counsel, deems necessary or appropriate under applicable Law.

Section 4.13          Reasonable Efforts; Further Assurances; Cooperation. Subject to the other provisions hereof, each party shall use its reasonable, good faith efforts to perform its obligations hereunder and to take, or cause to be taken, and do, or cause to be done, all things necessary, proper or advisable under applicable Law to cause the transactions contemplated by this Agreement to be effected as soon as practicable, but in any event on or prior to the Expiration Date, in accordance with the terms hereof and shall cooperate fully with each other party and its Representatives in connection with any step required to be taken as a part of its obligations hereunder, including the following:

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(a)           Each party shall promptly make its filings and submissions and shall take all actions necessary, proper or advisable under applicable Laws to obtain any required approval of any Governmental Body with jurisdiction over the transactions contemplated by this Agreement (except that Crossbox shall have no obligation to take or consent to the taking of any action required by any such Governmental Body that could adversely affect the business or assets of the Company or the transactions contemplated by this Agreement or any agreement entered into in connection with this Agreement).  The Company shall furnish to Crossbox all information required for any application or other filing to be made by the Company pursuant to any applicable Law in connection with the transactions contemplated by this Agreement;

(b)           Each party shall promptly notify the other parties of (and provide written copies of) any communications from or with any Governmental Body in connection with the transactions contemplated by this Agreement;

(c)           In the event any claim, action, suit, investigation or other proceeding by any Governmental Body or other Person is commenced that questions the validity or legality of the transactions contemplated by this Agreement or seeks damages in connection therewith, the parties shall (i) cooperate and use all reasonable efforts to defend against such claim, action, suit, investigation or other proceeding, (ii) in the event an injunction or other order is issued in any such action, suit or other proceeding, use all reasonable efforts to have such injunction or other order lifted, and (iii) cooperate reasonably regarding any other impediment to the consummation of the transactions contemplated by this Agreement; and

(d)           The Company shall give all notices to third parties and use its best efforts (in consultation with Crossbox) to obtain all third-party consents (i) necessary, proper or advisable to consummate the transactions contemplated by this Agreement, (ii) required to be given or obtained or (iii) required to prevent a Company Material Adverse Effect, whether prior to, on or following the Closing Date.

Section 4.14          Stock Option Plan. Immediately at the Effective Time, Crossbox shall adopt an incentive stock option plan in the form of Exhibit F hereto, pursuant to, inter alia, key employees, consultants and directors of Crossbox and the Company shall be entitled to receive incentive stock options, which shall vest over a four (4) year period, and which shall entitle the option holders to purchase up to an additional 5% of the Crossbox Common Stock to be outstanding immediately following the Effective Time..

Section 4.15          Third Party Loan.        Promptly following the execution of this Merger Agreement, Crossbox shall make a $325,000 senior secured loan to a third party designated by Flikdate.  The loan shall be evidenced by a 6% note payable within 90 days after the date of funding with the borrower having the right to extend the maturity date of the loan to 180 days, subject to a penalty payment of an additional $35,000 to Crossbox (the “Note”).  Payment of the Note shall be secured by a lien and security interest on all of the assets of the borrower.  The Note and security agreement shall be in form and content acceptable to Crossbox.

Section 4.16          Form 8-K Information Statement. Crossbox shall, as soon as reasonably practicable after the Effective Time (but in no event later than four Business Days following the Effective Time) prepare and file with the SEC a Form 8-K information statement under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) which shall contain a complete description of the transactions contemplated by this Agreement and all business, financial information, risk factors and related disclosures concerning Crossbox.

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Section 4.17          Indemnification.

(a)           Crossbox and Merger Sub agree that all rights to exculpation, indemnification and advancement of expenses for acts or omissions occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, now existing in favor of the Company and all current or former directors, officers or employees, as the case may be, of the Company as provided in the Company Constituent Documents or in any agreement shall survive the Merger and shall continue in full force and effect. Crossbox and the Surviving Corporation shall maintain in effect any and all exculpation, indemnification and advancement of expenses provisions of the Company Constituent Documents in effect immediately prior to the Effective Time or in any indemnification agreements of the Company with any of its current or former directors, officers or employees in effect as of the date hereof, and shall not amend, repeal or otherwise modify any such provisions in any manner that would adversely affect the rights thereunder of any individuals who at the Effective Time were current or former directors, officers or employees of the Company, and all rights to indemnification in respect of any Legal Proceeding pending or asserted or any claim made within such period shall continue until the disposition of such Legal Proceeding or resolution of such claim.

(b)           From and after the Effective Time, Crossbox and the Surviving Corporation shall continue to indemnify and hold harmless each Company Indemnified Party against any and all Losses incurred in connection with any Legal Proceeding arising out of or pertaining to any action or omission occurring or alleged to have occurred whether before or after the Effective Time (including acts or omissions in connection with such Persons serving as an officer, director or other fiduciary in any entity if such service was at the request or for the benefit of the Company) or any Action instituted by any Company Indemnified Party to enforce this Section 4.17, including, in each case, the advancing of expenses to the fullest extent permitted under Applicable Law; provided, however, that the Company Indemnified Party to whom such expenses are advanced shall be required to provide an undertaking to Crossbox to repay such advances if it is ultimately determined that such Company Indemnified Party is not entitled to indemnification.

(c)           The rights of each Company Indemnified Party hereunder shall be in addition to, and not in limitation of, any other rights such Company Indemnified Party may have under the Company Constituent Documents or any other similar organizational documents of the Surviving Corporation, any other indemnification agreement or arrangement, the DGCL or otherwise. This Section 4.17 shall survive the consummation of the Merger, and is intended to be for the benefit of, and shall be enforceable by, the Company Indemnified Parties, their heirs and personal representatives, shall be binding on Crossbox, the Surviving Corporation and their successors and assigns and may not be amended, altered or repealed after the Effective Time without the prior written consent of the affected Company Indemnified Parties. In the event that Crossbox, the Surviving Corporation or any of their successors or assigns: (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity in such consolidation or merger; or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in each case, proper provision shall be made so that the successors and assigns of Crossbox or the Surviving Corporation (as the case may be) are obligated to honor the indemnification obligations set forth in this Section 4.17. Nothing in this Agreement is intended to, shall be construed to or shall release, waive or impair any rights to directors’ and officers’ insurance claims under any policy that is or has been in existence with respect to the Company or its officers, directors and employees, it being understood and agreed that the indemnification provided for in this Section 4.17 is not prior to, or in substitution for, any such claims under any such policies.

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Section 4.18          Cancellation of Certain Crossbox Shares.

(a)           On or before the Effective Time of the Merger (a) an aggregate of 5,000,000 shares of Crossbox Common Stock issued in January 2014  to each of Messrs. David Walters, Peter Wells, Joe Lopez, BDMG, Inc. and First Rate Boxing in equal 1,000,000 share amounts in consideration for services rendered shall be returned to Crossbox and cancelled, and (b) an aggregate of 2,300,000 of the 5,000,000 remaining shares of Crossbox Common Stock owned of beneficially by David Walters and Peter Wells shall be returned to Crossbox for cancellation.

(b)           On or before the Effective Time of the Merger, Crossbox shall enter into and consummate certain settlement agreements with each of Jeffrey Crawford and First Rate Boxing and Joe Lopez in form and content reasonably acceptable to Flikdate, pursuant to which, inter alia (i) except for 100,000 Crossbox shares of Common Stock to be retained by him, Mr. Crawford and First Rate Boxing shall return all other shares of Crossbox Common Stock owned by them (an aggregate of 3,900,000 shares) to Crossbox for cancellation, and (ii) Joe Lopez shall return to Crossbox for cancellation all shares of Crossbox Common Stock owned by him.

ARTICLE V.
CONDITIONS PRECEDENT TO OBLIGATIONS OF CROSSBOX AND MERGER SUB

The obligations of Crossbox and Merger Sub to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction or written waiver by Crossbox, at or prior to the Closing, of each of the following conditions:

Section 5.1.           Accuracy of Representations. Each of the representations and warranties of the Company contained in this Agreement that are qualified as to materiality shall be true and correct in all respects, and each of the representations and warranties of the Company contained in this Agreement that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date with the same force and effect as though made as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of a specific date, in which case the accuracy of such representation and warranty shall be determined as of such date), except that any inaccuracies in such representations and warranties shall be disregarded for purposes of this Section 5.1 if such inaccuracies do not have a Company Material Adverse Effect.

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Section 5.2.           Performance of Covenants. Each of the covenants and obligations set forth herein that the Company is required to comply with or perform at or prior to the Closing shall have been complied with or performed in all material respects.

Section 5.3.           Company Compliance Certificate. The Company shall have delivered, or caused to be delivered, to Crossbox a certificate executed by the chief executive officer or chief financial officer of the Company as to compliance with the conditions set forth in Section 5.1 and Section 5.2, provided that such certificate shall, as applicable, describe any changes in the representation set forth in Section 2.4 hereof (the “Company Compliance Certificate”).

Section 5.4.           No Company Material Adverse Effect. There shall not have occurred a Company Material Adverse Effect, and no event shall have occurred or circumstance exist that, in combination with any other events or circumstances, could reasonably be expected to have a Company Material Adverse Effect.

Section 5.5.           Company Stockholder Approval. This Agreement shall have been duly adopted, and the Merger shall have been duly approved, by the Required Company Stockholder Vote, and the Company shall have delivered to Crossbox copies of all executed Stockholder Written Consents evidencing such adoption and approval.

Section 5.6.           Due Diligence Investigation. Between the period commencing on the date when the Company shall have submitted to Crossbox complete responses to the due diligence questionnaire provided by Crossbox to the Company (the “Due Diligence Commencement Date”) and ending on a date which shall be 10 Business Days following such Due Diligence Commencement Date (the “Due Diligence Period”), Crossbox shall advise the Company whether Crossbox has completed a business, financial and legal due diligence review and investigation of the Company (the “Due Diligence Investigation”) which is satisfactory to Crossbox in the exercise of its reasonable discretion.  Unless Crossbox shall affirmatively notify the Company that it is not satisfied with the results of its Due Diligence Investigation, Crossbox shall be deemed for purposes of this Agreement to have conducted a satisfactory Due Diligence Investigation and the condition set forth in this Section 5.6 shall be deemed to be waived and of no further force or effect.

Section 5.7.           Consents. All consents, approvals, orders or authorizations of, or registrations, declarations or filings with any Person required in connection with the execution, delivery or performance hereof shall have been obtained or made and shall be in full force and effect, in each case in form and substance reasonably satisfactory to Crossbox.

Section 5.8.           Ancillary Agreements and Deliveries. The Company shall have delivered, or caused to be delivered, to Crossbox the following agreements and documents, each of which shall be in full force and effect:

(a)           a certificate of non-foreign status that complies with Treasury Regulation Section 1.4445-2(c)(3); and

(b)           all other documents required to be entered into by the Company pursuant hereto or reasonably requested by Crossbox to consummate the Merger or the other transactions contemplated by this Agreement.

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Section 5.9.           No Restraints. No temporary restraining order, preliminary or permanent injunction or other Order preventing the consummation of the Merger shall have been issued by any Governmental Body, and there shall not be any Law enacted or deemed applicable to the Merger that makes consummation of the Merger illegal.

Section 5.10.         Company Stockholder Questionnaire and Company Financial Statements. Crossbox shall have received the Company Financial Statements referred to in Section 4.5 and each of the Company’s stockholders shall have executed and delivered to Crossbox a completed Company Stockholder Questionnaire.

Section 5.11.         No Litigation. There shall not be pending or threatened any Legal Proceeding by or before any Governmental Body against Crossbox, Merger Sub or the Company (a) seeking to restrain or prohibit Crossbox’s direct or indirect ownership or operation of all or a significant portion of the business and assets of the Company, or to compel Crossbox or any of its Subsidiaries or Affiliates to dispose of or hold separate any significant portion of the business or assets of the Company, (b) seeking to restrain or prohibit or make materially more costly the consummation of the transactions contemplated by this Agreement, or seeking to obtain from Crossbox, Merger Sub or the Company any material damages, (c) seeking to impose limitations on the ability of Crossbox to hold or exercise full rights of ownership of the stock of the Surviving Corporation or (d) which otherwise could reasonably be expected to have a Company Material Adverse Effect.

ARTICLE VI.
CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY

The obligations of the Company to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction (or written waiver by the Company), at or prior to the Closing, of the following conditions:

Section 6.1.           Accuracy of Representations. Each of the representations and warranties of Crossbox and Merger Sub contained in this Agreement that are qualified as to materiality shall be true and accurate in all respects, and each of the representations and warranties of the Company contained in this Agreement that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date with the same force and effect as though made as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of a specific date, in which case the accuracy of such representation and warranty shall be determined as of such date), except that any inaccuracies in such representations and warranties shall be disregarded for purposes of this Section 6.1 if such inaccuracies do not have a Crossbox Material Adverse Effect.

Section 6.2.           Performance of Covenants. Each of the covenants and obligations set forth herein that Crossbox or Merger Sub, as applicable, is required to comply with or perform at or prior to the Closing shall have been complied with or performed in all material respects.

Section 6.3.           Crossbox Compliance Certificate. Crossbox shall have delivered, or caused to be delivered, to the Company a certificate executed by the chief executive officer or chief financial officer of Crossbox as to compliance with the conditions set forth in Sections 6.1 and 6.2, provided that such certificate shall, as applicable, describe any changes in the representation set forth in Section 3.4 hereof (the “Crossbox Compliance Certificate”).

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Section 6.4.           No Crossbox Material Adverse Effect. There shall not have occurred a Crossbox Material Adverse Effect, and no event shall have occurred or circumstance exist that, in combination with any other events or circumstances, could reasonably be expected to have a Crossbox Material Adverse Effect.

Section 6.5.           No Restraints. No temporary restraining order, preliminary or permanent injunction or other Order preventing the consummation of the Merger shall have been issued by any Governmental Body, and there shall not be any Law enacted or deemed applicable to the Merger that makes consummation of the Merger illegal.

Section 6.6.           No Litigation. There shall not be pending or threatened any Legal Proceeding by or before any Governmental Body against Crossbox, Merger Sub or the Company (a) seeking to restrain or prohibit Crossbox’s direct or indirect ownership or operation of all or a significant portion of the business and assets of the Company, or to compel Crossbox or any of its Subsidiaries or Affiliates to dispose of or hold separate any significant portion of the business or assets of the Company, (b) seeking to restrain or prohibit or make materially more costly the consummation of the transactions contemplated by this Agreement, or seeking to obtain from Crossbox, Merger Sub or the Company any material damages, (c) seeking to impose limitations on the ability of Crossbox to hold or exercise full rights of ownership of the stock of the Surviving Corporation or (d) which otherwise could reasonably be expected to have a Crossbox Material Adverse Effect.

Section 6.7.           Ancillary Agreements and Deliveries. Crossbox and Merger Sub shall have delivered, or caused to be delivered, to the Company the following agreements and documents, each of which shall be in full force and effect:

(a)           written resignations of the officers and directors of Crossbox, effective as of the Effective Time;

(b)           evidence of Crossbox’s approval, as the sole stockholder of Merger Sub, of the adoption of this Agreement and of the transactions contemplated hereby, including the Merger; and

(c)           all other documents required to be entered into by Crossbox or Merger Sub pursuant hereto or reasonably requested by the Company to consummate the Merger or the other transactions contemplated by this Agreement.

Section 6.8.           Consents. All consents approvals, orders or authorizations of, or registrations, declarations or filings with, any Governmental Body shall have been obtained or made on terms and conditions reasonably satisfactory to the Company.

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 ARTICLE VII.
TERMINATION

Section 7.1.           Termination Events. This Agreement may be terminated prior to the Closing, notwithstanding approval of this Agreement by the Company’s stockholders in accordance with the terms of this Agreement:

(a)           by mutual written consent of Crossbox and the Company;

(b)           by written notice from Crossbox to the Company, if there has been a breach of any representation, warranty, covenant or agreement by the Company, or any such representation or warranty shall become untrue after the date hereof, such that the conditions in Sections 5.1 and 5.2 would not be satisfied and such breach is not curable or, if curable, is not cured within the earlier of (i) fifteen (15) days after written notice thereof is given by Crossbox to the Company and (ii) the Expiration Date;

(c)           by written notice from the Company to Crossbox, if there has been a breach of any representation, warranty, covenant or agreement by Crossbox or Merger Sub, or any such representation or warranty shall become untrue after the date hereof, such that the conditions in Sections 6.1 and 6.2 would not be satisfied and such breach is not curable or, if curable, is not cured within the earlier of (i) fifteen (15) days after written notice thereof is given by the Company to Crossbox and (ii) the Expiration Date;

(d)           by written notice by the Company to Crossbox or Crossbox to the Company, as the case may be, in the event the Closing has not occurred on or prior to July 15, 2104 (the “Expiration Date”), unless such Expiration Date is extended by the Company for up to an additional 30 days or until July 31, 2014 (the “Outside Effective Date”) for any reason other than delay or nonperformance of or breach, in each case under this Agreement or any other agreement contemplated by this Agreement, by the party seeking such termination; or

(e)           by written notice by the Company to Crossbox if Crossbox or any Representative of Crossbox shall have violated, breached, or taken any action inconsistent with any of the provisions set forth in Section 4.5.

Section 7.2.           Effect of Termination.  In the event of termination of this Agreement pursuant to this Article VII, this Agreement shall forthwith become void and, except as set forth in this Section 7.2 and in Section 7.3 below, there shall be no liability on the part of any party to this Agreement or its partners, officers, directors or stockholders, except for obligations under Section 4.12 (Public Announcements), Section 8.2 (Fees and Expenses), Section 8.3 (Attorneys’ Fees), Section 8.4 (Waiver; Amendment), Section 8.5 (Entire Agreement), Section 8.7 (Execution of Agreement; Counterparts; Electronic Signatures), Section 8.8 (Governing Law; Jurisdiction and Venue), Section 8.9 (Waiver of Jury Trial), Section 8.10 (Assignment and Successors), Section 8.12 (Notices), Section 8.13 (Construction; Usage), Section 8.14 (Enforcement of Agreement), Section 8.15 (Severability), this Section 7.2, and the definitions used in each of the foregoing sections, including those set forth on Exhibit A attached hereto, all of which shall survive the Termination Date.

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Section 7.3.           Liquidated Damages. Notwithstanding the foregoing, in the event that by the Outside Effective Date, the Company shall have failed or refused to provide Crossbox with the Company Financial Statements and other information concerning the Company and its management required to be disclosed in a Form 8-K by Crossbox, then and in such event, the Company shall pay to Crossbox the sum of $300,000 as full and complete liquidated damages.

ARTICLE VIII.
MISCELLANEOUS PROVISIONS

Section 8.1.           Further Assurances. Each party to this Agreement shall execute and cause to be delivered to each other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request (prior to, at or after the Closing) for the purpose of carrying out or evidencing any of the transactions contemplated by this Agreement.

Section 8.2.           Fees and Expenses. Each party to this Agreement shall bear and pay all of the fees, costs and expenses (including legal fees and accounting fees) that have been incurred or that are incurred by or on behalf of such party in connection with the transactions contemplated by this Agreement.

Section 8.3.           Attorneys’ Fees. If any Legal Proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against any party to this Agreement, the prevailing party shall be entitled to recover reasonable attorneys’ fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

Section 8.4.           Waiver; Amendment. Any agreement on the part of a party to this Agreement to any extension or waiver of any provision hereof shall be valid only if set forth in an instrument in writing signed on behalf of such party. A waiver by a party to this Agreement of the performance of any covenant, agreement, obligation, condition, representation or warranty shall not be construed as a waiver of any other covenant, agreement, obligation, condition, representation or warranty. A waiver by any party to this Agreement of the performance of any act shall not constitute a waiver of the performance of any other act or an identical act required to be performed at a later time. This Agreement may not be amended, modified, altered or supplemented except by written agreement of Crossbox, Merger Sub and the Company.

Section 8.5.           Entire Agreement. This Agreement and the other agreements referred to herein constitute the entire agreement among the parties to this Agreement and supersede all other prior agreements and understandings, both written and oral, among or between any of the parties to this Agreement with respect to the subject matter hereof and thereof.

Section 8.6.           No Survival. None of the representations and warranties contained in this Agreement, or any covenant in this Agreement other than 0, shall survive the Effective Time.

Section 8.7.           Execution of Agreement; Counterparts; Electronic Signatures.

(a)           This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same instrument, and shall become effective when counterparts have been signed by each of the parties to this Agreement and delivered to the other parties, it being understood that all parties need not sign the same counterparts.

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(b)           The exchange of copies of this Agreement and of signature pages by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, or by combination of such means, shall constitute effective execution and delivery of this Agreement as to the parties to this Agreement and may be used in lieu of the original Agreement for all purposes. Signatures of the parties to this Agreement transmitted by facsimile or other electronic means shall be deemed to be their original signatures for all purposes.

Section 8.8.           Governing Law; Jurisdiction and Venue.

(a)           This Agreement and the relationship of the parties to this Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of Nevada (without giving effect to principles of conflicts of laws).

(b)           Any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement shall be brought or otherwise commenced exclusively in any state or federal court located in the County of New York, State of New York. Each party to this Agreement:

(i)            expressly and irrevocably consents and submits to the jurisdiction of each state and federal court located in the County of New York, State of New York (and each appellate court located in the State of New York), in connection with any legal proceeding;

(ii)           agrees that service of any process, summons, notice or document by U.S. mail addressed to it at the address set forth in Section 8.12 shall constitute effective service of such process, summons, notice or document for purposes of any such legal proceeding;

(iii)          agrees that each state and federal court located in the County of New York, State of New York, shall be deemed to be a convenient forum; and

(iv)          agrees not to assert (by way of motion, as a defense or otherwise), in any such legal proceeding commenced in any state or federal court located in the County of New York, State of New York, any claim by either the Company, Crossbox or Merger Sub that it is not subject personally to the jurisdiction of such court, that such legal proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Agreement or the subject matter of this Agreement may not be enforced in or by such court.

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Section 8.9.           Waiver of Jury Trial.  EACH OF THE PARTIES TO THIS AGREEMENT IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BETWEEN THE PARTIES ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

Section 8.10.         Assignment and Successors. No party to this Agreement may assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of the other parties to this Agreement, except that Crossbox may assign any of its rights and delegate any of its obligations under this Agreement to any Affiliate of Crossbox. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon and inure to the benefit of the successors and permitted assigns of the parties.

Section 8.11.         Parties in Interest.  Except for the provisions of Section 1.5 and Section 4.15, none of the provisions of this Agreement is intended to provide any rights or remedies to any Person other than the parties to this Agreement and their respective successors and assigns (if any).

Section 8.12.         Notices.  All notices, requests, claims, demands, consents, waivers and other communications required or permitted by this Agreement shall be in writing and shall be deemed given to a party when (a) delivered to the appropriate address by hand or by nationally recognized overnight courier service (costs prepaid); or (b) sent by facsimile or e-mail with confirmation of transmission by the transmitting equipment confirmed with a copy delivered as provided in clause (a), in each case to the following addresses, facsimile numbers or e-mail addresses and marked to the attention of the person (by name or title) designated below (or to such other address, facsimile number, e-mail address or person as a party may designate by notice to the other parties):

If to the Company (before the Closing):

Flikdate, Inc.
89 Ho’okele Street
Suite 201
Kahului, Hawaii 96732
Telephone: (808) 871-6496
Attention:  Nick Bicanic, CEO

If to Crossbox or Merger Sub:
Crossbox, Inc.
5000 Birch Street
Suite 4800
Newport Beach, California 92660
Telephone:            (949) 373-7281
Attention:              David Walters, Interim CEO

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Section 8.13.         Construction; Usage.

(a)           Interpretation. In this Agreement, unless a clear contrary intention appears:

(i)            the singular number includes the plural number and vice versa;

(ii)           reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are not prohibited by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually;

(iii)          reference to any gender includes each other gender;

(iv)          reference to any agreement, document or instrument means such agreement, document or instrument, as well as all addenda, exhibits, schedules or amendments thereto, in each case as amended, modified or restated and in effect from time to time in accordance with the terms thereof;

(v)           reference to any Law means such Law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder, and reference to any section or other provision of any Law means that provision of such Law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision;

(vi)          “hereunder,” “hereof,” “hereto,” and words of similar import shall be deemed references to this Agreement as a whole and not to any particular Article, Section or other provision hereof; and

(vii)         “including” means including without limiting the generality of any description preceding such term.

(b)           Legal Representation of the Parties. This Agreement was negotiated by the parties with the benefit of legal representation and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any party shall not apply to any construction or interpretation hereof.

(c)           Headings. The headings contained in this Agreement are for the convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

(d)           Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP.

Section 8.14.         Enforcement of Agreement. The parties to this Agreement acknowledge and agree that the other parties to this Agreement would be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms and that any breach of this Agreement by the other parties to this Agreement could not be adequately compensated in all cases by monetary damages alone. Accordingly, in addition to any other right or remedy to which a party to this Agreement may be entitled, at law or in equity, such party shall be entitled to enforce any provision of this Agreement by a decree of specific performance and temporary, preliminary and permanent injunctive relief to prevent breaches or threatened breaches of any of the provisions of this Agreement, without posting any bond or other undertaking. The rights and remedies of the parties to this Agreement shall be cumulative (and not alternative).

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Section 8.15.         Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

Section 8.16.         Time of Essence. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

Section 8.17.         Schedules and Exhibits. The Schedules and Exhibits (including the Company Disclosure Schedule and Crossbox Disclosure Schedule) are hereby incorporated into this Agreement and are hereby made a part hereof as if set out in full herein.

*         *         *

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The parties hereto have caused this Agreement to be executed and delivered as of the date first set forth above.

CROSSBOX, INC.
By:
Name: David Walters
Title: Interim CEO

FLIKDATE, INC.
By:
Name: Nick Bicanic
Title: CEO

FD ACQUISITION CORP.

By:
Name: Peter Wells
Title: Secretary and Treasurer

[Signature page to Agreement and Plan of Merger]

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EXHIBIT B

DEFINITIONS

For purposes of the Agreement (including this Exhibit A):

 “Acquisition Transaction” means any transaction or series of transactions involving:

(ii)           any merger, consolidation, share exchange, business combination, issuance of securities, direct or indirect acquisition of securities, recapitalization, tender offer, exchange offer or other similar transaction involving the Subject Company;

(iii)          any direct or indirect sale, lease, exchange, transfer, license, acquisition or disposition of a material portion of the business or assets of the Subject Company; or

(iv)          any liquidation or dissolution of the Subject Company.

“Affiliate” means, with respect to any Person, any other Person, directly or indirectly, controlling, controlled by or under common control with such Person.

“Agreement” means this Agreement and Plan of Merger, as amended from time to time.

“Applicable Multiplier” means that number of shares of Crossbox Common Stock (rounded to the fifth decimal place) equal to the quotient obtained by dividing (i) the Merger Shares by (ii) the number of issued and outstanding shares of Company Common Stock immediately prior to the Effective Time, calculated on a Fully Diluted Basis; provided that if, between the date hereof and the Effective Time, the outstanding shares of Crossbox Common Stock shall have been changed into a different number of shares or a different class by reason of any reclassification, stock split, reverse stock split, stock dividend, recapitalization or other similar transaction, then the Applicable Multiple shall be correspondingly adjusted.

“Bankruptcy and Equity Exception” has the meaning set forth in Section 2.2.

“Business Day” means any day except Saturday, Sunday or any day on which banks are generally not open for business in New York, New York.

“Certificate of Merger” has the meaning set forth in Section 1.3.

“Closing” has the meaning set forth in Section 1.3.

“Closing Date” has the meaning set forth in Section 1.3.

“Code” has the meaning set forth in the Recitals.

“Company” has the meaning set forth in the Preamble.

 “Company Audited Financial Statements” has the meaning set forth in Section 2.12(a).

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“Company Common Stock” has the meaning set forth in the Recitals.

 “Company Compliance Certificate” has the meaning set forth in Section 5.3.

 “Company Constituent Documents” means the Articles of Incorporation and the bylaws, including all amendments thereto, of the Company.

“Company Contract” means any Contract, including any amendment or supplement thereto, (i) to which the Company or its Subsidiary is a party or (ii) under which the Company or its Subsidiary has or may acquire any right or interest.

“Company Disclosure Schedule” means the disclosure schedule (dated as of the date of the Agreement) delivered to Crossbox on behalf of the Company on the date of this Agreement.

“Company Financial Statements” has the meaning set forth in Section 2.12(a).

“Company Indemnified Parties” means the following Persons: (i) each present and former director, officer or employee of the Company; (ii) the respective Representatives of the Persons referred to in clause (i) above; and (iii) the respective successors and assigns of the Persons referred to in clauses (i) and (ii) above.

“Company Intellectual Property” means all Intellectual Property owned by, licensed to or used by the Company.

 “Company Material Adverse Effect” means any statement of facts, change, event, effect, occurrence or circumstance that, individually or in the aggregate (considered together with all other state of facts, change, event, effect, occurrence or circumstance) has, has had or could reasonably be expected to have or give rise to a material adverse effect on (i) the business, financial condition, operations or financial performance of the Company, (ii) the ability of the Company to consummate the transactions contemplated by this Agreement or to perform any of its obligations under this Agreement prior to the Termination Date or (iii) Crossbox’s ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of the Surviving Corporation and the Company.

 “Company Stockholder Questionnaire” has the meaning set forth in Section 4.6.

“Company Stockholder Written Consent” has the meaning set forth in Section 4.11(a).

 “Company Related Agreement” means any certificate, agreement, document or other instrument, other than this Agreement, to be executed and delivered by the Company or its stockholders in connection with the transactions contemplated by this Agreement.

“Company Rights” has the meaning set forth in Section 2.4(b).

“Company Unaudited Financial Statements” has the meaning set forth in Section 2.12(a).

“Company Voting Agreement” has the meaning set forth in the Recitals.

A-2

“Confidential Information” means, with respect to an Entity, any data or information concerning such Entity (including trade secrets), without regard to form, regarding (for example and including) (i) business process models, (ii) proprietary software, (iii) research, development, products, pre-clinical and clinical trial information, specifications, protocols, technology and know-how, finances and business forecasts, procurement requirements, strategic plans, services, marketing, selling, business plans, budgets, unpublished financial statements, licenses, prices, costs, Contracts, suppliers, customers, and customer lists, (iv) the identity, skills and compensation of employees, contractors, and consultants, (v) specialized training or (vi) discoveries, developments, trade secrets, processes, formulas, data, lists, and all other works of authorship, mask works, ideas, concepts, know-how, designs, and techniques, whether or not any of the foregoing is or are patentable, copyrightable, or registrable under any intellectual property Laws or industrial property Laws in the United States or elsewhere. Notwithstanding the foregoing, no data or information constitutes “Confidential Information” if such data or information is publicly known and in the public domain through means that do not involve a breach by such Entity of any covenant or obligation set forth in this Agreement.

“Contract” means any written, oral or other agreement, contract, subcontract, lease, understanding, instrument, note, warranty, license, sublicense, insurance policy, benefit plan or legally binding commitment or undertaking of any nature, whether express or implied.

 “DGCL” has the meaning set forth in the Recitals.

“Effective Time” has the meaning set forth in Section 1.3.

“Encumbrance” means any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature affecting property, real or personal, tangible or intangible, including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset, any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset, any lease in the nature thereof and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statute of any jurisdiction).

“Entity” means any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

“Environmental Law” means any federal, state, local or foreign Law relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any law or regulation relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern.

A-3

“Exchange Act” means the Securities Exchange Act of 1934, as amended and, the rules and regulations promulgated thereunder.

“Exchange Agent” has the meaning set forth in Section 1.7(a).

“Exchange Property” has the meaning set forth in Section 1.7(a).

“Expiration Date” has the meaning set forth in Section 7.1(d).

“Form 8-K” has the meaning set forth in Section 2.20.

“Fully Diluted Basis” shall mean, with respect to the Company or Crossbox, the Company Common Stock or shares of Crossbox Common Stock, as applicable, that would be outstanding upon (i) the conversion of all outstanding shares of such issuer’s outstanding preferred stock (in the case of Crossbox), and (ii) the conversion or exercise, as the case may be, of all outstanding securities (other than shares issuable upon conversion of outstanding preferred stock described in clause (i)) convertible into, exercisable for, or exchangeable for, directly or indirectly, shares of Company Common Stock or Crossbox Common Stock, as applicable, and in the case of Crossbox Common Stock, shall give effect to the Permitted Issuances.

“GAAP” means United States generally accepted accounting principles as in effect from time to time.

“Governmental Authorization” means any (i) approval, permit, license, certificate, franchise, permission, clearance, registration, qualification or other authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Law or (ii) right under any Contract with any Governmental Body.

“Governmental Body” means any (i) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature, (ii) federal, state, local, municipal, foreign, supranational or other government or (iii) governmental, self-regulatory or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or Entity and any court or other tribunal).

“Government Contract” means any prime contract, subcontract, letter contract, purchase order or delivery order executed or submitted to or on behalf of any Governmental Body or any prime contractor or higher-tier subcontractor, or under which any Governmental Body or any such prime contractor or subcontractor otherwise has or may acquire any right or interest.

“Information Statement” has the meaning set forth in Section 4.11(b).

“Intellectual Property” means any or all of the following and all rights, arising out of or associated therewith: (i) all patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof; (ii) all inventions

A-4

 (whether patentable or not), invention disclosures, improvements, proprietary information, know-how, technology, technical data and customer lists, and all documentation relating to any of the foregoing; (iii) all copyrights, copyright registrations and applications therefor, and all other rights corresponding thereto; (iv) all industrial designs and any registrations and applications therefor; (v) all internet uniform resource locators, domain names, trade names, logos, slogans, designs, common law trademarks and service marks, trademark and service mark registrations and applications therefor; (vi) all software, databases and data collections and all rights therein; (vii) all moral and economic rights of authors and inventors, however denominated; and (viii) any similar or equivalent rights to any of the foregoing.

“Knowledge” An individual shall be deemed to have “knowledge” of a particular fact or other matter if:

(v)           such individual is actually aware of such fact or other matter after due inquiry and investigation of the matter; or

(vi)          such individual would have had knowledge of such fact following a reasonable investigation, if under the circumstances a reasonable person would have determined such investigation was required or appropriate in the normal course of fulfillment of such individual’s duties.

The Company shall be deemed to have “Knowledge” of a particular fact or other matter if any officer, director, or management employee of the Company, as applicable, has Knowledge of such fact or other matter. Crossbox shall be deemed to have “Knowledge” of a particular fact or other matter if any officer, director, or management employee of Crossbox, as applicable, has Knowledge of such fact or other matter.

“Law” means any federal, state, local, municipal, foreign or international, multinational other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body.

“Legal Proceeding” means any ongoing or threatened action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

 “Losses” means any and all claims, liabilities, obligations, damages, losses, penalties, fines, judgments, costs and expenses (including amounts paid in settlement, costs of investigation and reasonable attorney’s fees and expenses), whenever arising or incurred, and whether arising out of a third party claim.

“Materials of Environmental Concern” means any chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other substances that are now or hereafter regulated by any Environmental Law or that are otherwise a danger to health, reproduction or the environment.

A-5

“Merger” has the meaning set forth in the Recitals.

“Merger Shares” means that number of shares of Crossbox Common Stock equal to 32,290,000 shares of Crossbox Common Stock or such other number of shares of Crossbox Common Stock as shall represent seventy two (72.0%) percent of the total number of shares of Crossbox Common Stock immediately following to the Effective Time that is and would be issued and outstanding, calculated on a Fully Diluted Basis.

“Merger Sub” has the meaning set forth in the Preamble.

“Merger Sub Constituent Documents” means the certificate of incorporation and the bylaws, including all amendments thereto, of Merger Sub.

“Order” means any decree, permanent injunction, order or similar action.

“Crossbox” has the meaning set forth in the Preamble.

“Crossbox Articles of Amendment” has the meaning set forth in Section 4.9.

“Crossbox Common Stock” has the meaning set forth in the Recitals.

“Crossbox Compliance Certificate” has the meaning set forth in Section 6.3.

“Crossbox Constituent Documents” means the certificate of incorporation and the bylaws, including all amendments thereto, of Crossbox.

“Crossbox Contract” means any Contract, including any amendment or supplement thereto, (i) to which Crossbox or Merger Sub is a party or (ii) under which Crossbox or Merger Sub has or may acquire any right or interest.

“Crossbox Disclosure Schedule” means the disclosure schedule (dated as of the date of the Agreement) delivered to the Company on behalf of Crossbox and Merger Sub on the date of the Agreement.

“Crossbox Financial Statements” has the meaning set forth in Section 3.13(a).

“Crossbox Material Adverse Effect” means any state of facts, change, event, effect, occurrence or circumstance that, individually or in the aggregate (considered together with all other state of facts, change, event, effect, occurrence or circumstance) has, has had or could reasonably be expected to have or give rise to a material adverse effect on (i) the business, financial condition, capitalization, assets, liabilities, operations or financial performance of Crossbox or Merger Sub, (ii) the ability of Crossbox or Merger Sub to consummate the transactions contemplated by this Agreement or to perform any of its obligations under this Agreement prior to the Termination Date or (iii) Crossbox’s ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of the Surviving Corporation and the Company.

 “Crossbox Options” has the meaning set forth in Section 3.4(c).

A-6

“Crossbox Preferred Stock” has the meaning set forth in Section 1.5(a)(v).

 “Crossbox Related Agreement” means any certificate, agreement, document or other instrument, other than this Agreement, to be executed and delivered by Crossbox or Merger Sub in connection with the transactions contemplated by this Agreement.

 “Crossbox Rights” has the meaning set forth in Section 3.4(e).

“Crossbox SEC Documents” has the meaning set forth in Section 3.12(a).

“Crossbox Stockholder Meeting” has the meaning set forth in Section 4.10(b).

“Crossbox Stock Split” has the meaning set forth in Section 4.7.

“Crossbox Stockholder Written Consent” has the meaning set forth in Section 4.10(c).

“Permit” shall have the meaning set forth in Section 2.14.

“Permitted Encumbrance” means any (i) Encumbrance for Taxes not yet due and payable (excluding Encumbrances arising under the United States Employee Retirement Income Security Act of 1974 or the Code), (ii) Encumbrances of carriers, warehousemen, mechanics, materialmen and repairmen incurred in the ordinary course of business consistent with past practice and not yet delinquent, and (iii) in the case of real property, zoning, building, or other restrictions, variances, covenants, rights of way, encumbrances, easements and other minor irregularities in title, none of which, individually or in the aggregate, (A) interfere in any material respect with the present use of or occupancy of the affected parcel, (B) have more than an immaterial effect on the value thereof or its use or (C) would impair the ability of such parcel to be sold for its present use.

“Permitted Issuances” has the meaning set forth in Section 4.3(b)(i).

“Person” means any individual, corporation, partnership, joint venture, limited liability company, trust, Governmental Body or other organization.

“Pre-Closing Period” has the meaning set forth in Section 4.1(a).

“Representatives” means, with respect to a Person, the officers, directors, employees, agents, attorneys, accountants, advisors and representatives of such Person.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder..

“Subsidiary” means any Entity shall be deemed to be a “Subsidiary” of another Person if such Person directly or indirectly (i) has the power to direct the management or policies of such Entity or (ii) owns, beneficially or of record, (A) an amount of voting securities or other interests in such Entity that is sufficient to enable such Person to elect at least a majority of the stockholders of such Entity’s board of directors or other governing body or (B) at least 50% of the outstanding equity or financial interests of such Entity.

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“Surviving Corporation” has the meaning set forth in Section 1.1.

“Tax” means any (i) tax (including income, franchise, business, corporate, capital, excise, gross receipts, ad valorem, property, sales, use, turnover, value added, stamp and transfer taxes), deduction, withholding, levy, charge, assessment, tariff, duty, impost, deficiency or other fee of any kind imposed by any Governmental Body, (ii) all interest, penalties, fines, additions to tax or additional amounts imposed by any Governmental Body in connection with any item described in clause (i) or for failure to file any Tax Return, (iii) any successor or transferee liability in respect of any items described in clauses (i) and/or (ii) under Treasury Regulation 1502-6 (or any similar provision of state, local or foreign law), and (iv) any amounts payable under any tax sharing agreement or other contractual arrangement.

“Tax Return” means any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Law relating to any Tax.

“Termination Date” means the date prior to the Closing on which this Agreement is terminated in accordance with Article VII.

“Treasury Regulations” means the temporary and final income Tax regulations promulgated under the Code.

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EXHIBIT B

FORM OF COMPANY VOTING AGREEMENT

B-1

EXHIBIT C

FORM OF CERTIFICATE OF MERGER

B-2

EXHIBIT D

FORM OF COMPANY STOCKHOLDER QUESTIONNAIRE

EXHIBIT E

FORM OF CROSSBOX MAJORITY STOCKHOLDERS CONSENT

EXHIBIT E

FORM OF COMPANY STOCKHOLDER WRITTEN CONSENT

EXHIBIT F

FORM OF INCENTIVE STOCK PLAN